EXHIBIT 4.1

                     $600,000,000 REVOLVING CREDIT FACILITY
                             $300,000,000 TERM LOAN
                                CREDIT AGREEMENT

                                  by and among

                                 ARCH COAL, INC.

                                       and

                            THE LENDERS PARTY HERETO

                                       and

                         PNC BANK, NATIONAL ASSOCIATION,

                                       as

                              Administrative Agent

                                       and

                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                                       as

                                Syndication Agent

                                       and

                           FIRST UNION NATIONAL BANK,

                             as Documentation Agent


                            Dated as of June 1, 1998









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                                TABLE OF CONTENTS

SECTION                                                                   PAGE


1. CERTAIN DEFINITIONS........................................................1
      1.1 Certain Definitions.................................................1
      1.2 Construction.......................................................28
            1.2.1  Number; Inclusion.........................................28
            1.2.2  Determination.............................................28
            1.2.3  Administrative Agent's Discretion and Consent.............28
            1.2.4  Documents Taken as a Whole................................28
            1.2.5  Headings..................................................29
            1.2.6  Implied References to This Agreement......................29
            1.2.7  Persons...................................................29
            1.2.8  Modifications to Documents................................29
            1.2.9  From, To and Through......................................29
            1.2.10 Shall; Will...............................................29
      1.3 Accounting Principles..............................................29

2. REVOLVING CREDIT, SWING LOAN AND TERM LOAN FACILITIES.....................30
      2.1 Revolving Credit Commitments.......................................30
            2.1.1  Revolving Credit Loans....................................30
            2.1.2  Swing Loan Commitment.....................................30
      2.2 Nature of Banks' Obligations With Respect to Revolving Credit
            Loans............................................................30
      2.3 Revolving Credit Facility Fee......................................31
      2.4 Loan Requests......................................................31
            2.4.1  Committed Loan Requests...................................31
            2.4.2  Swing Loan Requests.......................................32
      2.5 Making Revolving Credit Loans and Swing Loans......................32
            2.5.1  Making Swing Loans........................................32
      2.6 Swing Loan Note....................................................33
      2.7 Use of Proceeds....................................................33
      2.8 Borrowings to Repay Swing Loans....................................33
      2.9 Bid Loan Facility..................................................33
            2.9.1  Bid Loan Requests.........................................33
            2.9.2  Bidding...................................................34
            2.9.3  Accepting Bids............................................35
            2.9.4  Funding Bid Loans.........................................35
            2.9.5  Several Obligations.......................................36
            2.9.6  Bid Notes.................................................36
            2.9.7  Payments and Prepayments..................................36
      2.10 Letter of Credit Subfacility......................................36
            2.10.1 Issuance of Letters of Credit.............................36
            2.10.2 Letter of Credit Fees.....................................37
            2.10.3 Participations in Letters of Credit; Disbursements,
                    Reimbursement............................................37
            2.10.4 [Intentionally Omitted]...................................38
            2.10.5 Documentation.............................................39
            2.10.6 Determinations to Honor Drawing Requests..................39
            2.10.7 Nature of Participation and Reimbursement
                    Obligations..............................................39
            2.10.8 Indemnity.................................................40

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            2.10.9 Liability for Acts and Omissions..........................41
      2.11 [Intentionally Omitted]...........................................41
      2.12 Term Loan Commitments.............................................42
      2.13 Nature of Banks' Obligations with Respect to Term Loans...........42
      2.14 Term Loan Notes...................................................42
      2.15 Use of Proceeds...................................................42

3. INTEREST RATES............................................................42
      3.1 Interest Rate Options..............................................42
            3.1.1  Interest Rate Options.....................................43
            3.1.2  Rate Quotations...........................................44
            3.1.3  Change in Fees or Interest Rates..........................44
      3.2 Interest Periods...................................................44
            3.2.1  Ending Date and Business Day..............................45
            3.2.2  Amount of Borrowing Tranche...............................45
            3.2.3  Termination Before  Applicable Expiration Date............45
            3.2.4  Renewals..................................................45
      3.3 Interest After Default.............................................45
            3.3.1  Letter of Credit Fees, Interest Rate......................45
            3.3.2  Other Obligations.........................................45
            3.3.3  Acknowledgment............................................46
      3.4 Euro-Rate Unascertainable; Illegality; Increased Costs;
            Deposits Not Available...........................................46
            3.4.1  Unascertainable...........................................46
            3.4.2  Illegality; Increased Costs; Deposits Not Available.......46
            3.4.3  Administrative Agent's and Lender's Rights................47
      3.5 Selection of Interest Rate Options.................................47

4. PAYMENTS..................................................................48
      4.1 Payments...........................................................48
      4.2 Pro Rata Treatment of Banks........................................48
      4.3 Interest Payment Dates.............................................49
      4.4 Prepayments........................................................49
            4.4.1  Voluntary Prepayments.....................................49
            4.4.2  Replacement of a Lender...................................50
            4.4.3  Change of Lending Office..................................51
            4.4.4  Voluntary Reduction of Commitments........................51
            4.4.5  Mandatory Prepayment Upon Issuance of Certain Debt
                    and Certain Equity.......................................52
            4.4.6  Mandatory Prepayment Upon Sale of Assets..................52
      4.5 Additional Compensation in Certain Circumstances...................53
            4.5.1  Increased Costs or Reduced Return Resulting From
                    Taxes, Reserves, Capital Adequacy Requirements,
                    Expenses, Etc............................................53
            4.5.2  Indemnity.................................................53
      4.6 Notes..............................................................54
      4.7 Settlement Date Procedures.........................................54
      4.8 Taxes..............................................................55

                                      - ii -
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            4.8.1  No Deductions.............................................55
            4.8.2  Stamp Taxes...............................................55
            4.8.3  Indemnification for Taxes Paid by Lenders.................55
            4.8.4  Certificate...............................................56
            4.8.5  Survival..................................................56
            4.8.6  Refund and Contest........................................56

5. REPRESENTATIONS AND WARRANTIES............................................56
      5.1 Representations and Warranties.....................................56
            5.1.1  Organization and Qualification............................57
            5.1.2  Shares of Borrower; Subsidiaries; and Subsidiary
                    Shares...................................................57
            5.1.3  Power and Authority.......................................57
            5.1.4  Validity and Binding Effect...............................58
            5.1.5  No Conflict...............................................58
            5.1.6  Litigation................................................59
            5.1.7  Financial Statements......................................59
            5.1.8  Use of Proceeds; Margin Stock.............................61
            5.1.9  Full Disclosure...........................................61
            5.1.10 Taxes.....................................................61
            5.1.11 Consents and Approvals....................................62
            5.1.12 No Event of Default; Compliance With Instruments and
                    Material Contracts.......................................62
            5.1.13 Insurance.................................................63
            5.1.14 Compliance With Laws......................................63
            5.1.15 Investment Companies; Regulated Entities..................63
            5.1.16 Plans and Benefit Arrangements............................63
            5.1.17 Employment Matters........................................64
            5.1.18 Environmental Matters.....................................64
            5.1.19 Senior Debt Status........................................65
            5.1.20 Title to Properties.......................................65
            5.1.21 Black Lung................................................65
            5.1.22 Coastal Agreement.........................................65
      5.2 Continuation of Representations....................................65

6. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT...................66
      6.1 First Loans and Letters of Credit..................................66
            6.1.1  Officer's Certificate.....................................66
            6.1.2  Secretary's Certificate...................................66
            6.1.3  Delivery of Guaranty Agreement............................67
            6.1.4  Opinion of Counsel........................................67
            6.1.5  Legal Details.............................................67
            6.1.6  Payment of Fees...........................................67
            6.1.7  Consents..................................................68
            6.1.8  Officer's Certificate Regarding No Material Adverse
                    Change  and Solvency.....................................68
            6.1.9  No Violation of Laws......................................68
            6.1.10 No Actions or Proceedings.................................68
            6.1.11 Acquisition...............................................68
            6.1.12 Financial Projections.....................................69
            6.1.13 Arch Western Capital and Financing........................69
            6.1.14 Insurance.................................................69
            6.1.15 Payoff of Existing Credit Facility........................69

                                     - iii -
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            6.1.16 Non-Occurrence of Certain Events..........................69
      6.2 Each Additional Loan or Letter of Credit...........................69
      6.3 Syndication........................................................70
            6.3.1  Syndication Date Representations and Warranties...........70
            6.3.2  Syndication Cooperation...................................70

7. COVENANTS.................................................................70
      7.1 Affirmative Covenants..............................................70
            7.1.1  Preservation of Existence, Etc............................71
            7.1.2  Payment of Liabilities, Including Taxes, Etc..............71
            7.1.3  Maintenance of Insurance..................................71
            7.1.4  Maintenance of Properties and Leases......................71
            7.1.5  Visitation Rights.........................................72
            7.1.6  Keeping of Records and Books of Account...................72
            7.1.7  Plans and Benefit Arrangements............................72
            7.1.8  Compliance With Laws......................................72
            7.1.9  Use of Proceeds...........................................73
            7.1.10 Operation of Mines........................................73
            7.1.11 Maintenance of Material Contracts.........................73
      7.2 Negative Covenants.................................................73
            7.2.1  Indebtedness..............................................73
            7.2.2  Liens.....................................................74
            7.2.3  Liquidations, Mergers, Consolidations, Acquisitions.......75
            7.2.4  Dispositions of Assets or Subsidiaries....................75
            7.2.5  Affiliate Transactions....................................77
            7.2.6  Subsidiaries, Partnerships and Joint Ventures.............77
            7.2.7  Continuation of or Change in Business.....................77
            7.2.8  Plans and Benefit Arrangements............................77
            7.2.9  Off-Balance Sheet Financing...............................78
            7.2.10 Maximum Leverage Ratio....................................78
            7.2.11 Minimum Fixed Charge Coverage Ratio.......................78
            7.2.12 Minimum Net Worth.........................................79
            7.2.13 No Restriction on Dividends...............................79
            7.2.14 Loans and Investments.....................................79
            7.2.15 No Amendments to Acquisition Documents....................80
      7.3 Reporting Requirements.............................................80
            7.3.1  Quarterly Financial Statements............................80
            7.3.2  Annual Financial Statements...............................81
            7.3.3  Certificate of the Borrower...............................81
            7.3.4  Notice of Default.........................................81
            7.3.5  Notice of Litigation......................................82
            7.3.6  Notice of Change in Debt Rating...........................82
            7.3.7  Notices Regarding Plans and Benefit Arrangements..........82
            7.3.8  Other Information.........................................84

8. DEFAULT...................................................................84
      8.1 Events of Default..................................................84
            8.1.1  Payments Under Loan Documents.............................84
            8.1.2  Breach of Warranty........................................84
            8.1.3  Breach of Negative Covenants or Visitation Rights.........84

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            8.1.4  Breach of Other Covenants.................................84
            8.1.5  Defaults in Other Agreements or Indebtedness..............85
            8.1.6  Judgments or Orders.......................................85
            8.1.7  Loan Document Unenforceable...............................85
            8.1.8  Uninsured Losses; Proceedings Against Assets..............86
            8.1.9  Notice of Lien or Assessment..............................86
            8.1.10 Insolvency................................................86
            8.1.11 Events Relating to Plans and Benefit Arrangements.........86
            8.1.12 Cessation of Business.....................................87
            8.1.13 Change of Control.........................................87
            8.1.14 Involuntary Proceedings...................................87
            8.1.15 Voluntary Proceedings.....................................87
      8.2 Consequences of Event of Default...................................88
            8.2.1  Events of Default Other Than Bankruptcy, Insolvency
                    or Reorganization Proceedings............................88
            8.2.2  Bankruptcy, Insolvency or Reorganization Proceedings......88
            8.2.3  Set-off...................................................88
            8.2.4  Suits, Actions, Proceedings...............................89
            8.2.5  Application of Proceeds...................................89
            8.2.6  Other Rights and Remedies.................................90
      8.3 Right of Competitive Bid Loan Lenders..............................90

9. THE AGENTS................................................................90
      9.1   Appointment......................................................90
      9.2   Delegation of Duties.............................................90
      9.3   Nature of Duties; Independent Credit Investigation...............91
      9.4   Actions in Discretion of Agents; Instructions From the Banks.....91
      9.5   Reimbursement and Indemnification of Agents by the Borrower......92
      9.6   Exculpatory Provisions; Limitation of Liability..................92
      9.7   Reimbursement and Indemnification of Agents by the Lenders.......93
      9.8   Reliance by Agents...............................................94
      9.9   Notice of Default................................................94
      9.10  Notices..........................................................94
      9.11  Banks in Their Individual Capacities.............................94
      9.12  Holders of Notes.................................................95
      9.13  Equalization of Lenders..........................................95
      9.14  Successor Agents.................................................95
      9.15  Administrative Agent's Fees......................................96
      9.16  Availability of Funds............................................96
      9.17  Calculations.....................................................97
      9.18  Beneficiaries....................................................97

10. MISCELLANEOUS............................................................97
      10.1  Modifications, Amendments or Waivers.............................97

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            10.1.1  Increase of Revolving Credit Commitments; Extension
                     of Expiration Date; Modification of Terms of
                     Payment.................................................98
            10.1.2  Increase of Term Loan Commitments; Extension of Term
                     Loan Expiration Date; Modification of Terms of
                     Payment.................................................98
            10.1.3  Release of Guarantor.....................................98
            10.1.4  Miscellaneous............................................98
      10.2  No Implied Waivers; Cumulative Remedies; Writing Required........99
      10.3  Reimbursement and Indemnification of Lenders by the
            Borrower; Taxes..................................................99
      10.4  Holidays........................................................100
      10.5  Funding by Branch, Subsidiary or Affiliate......................100
            10.5.1  Notional Funding........................................100
            10.5.2  Actual Funding..........................................101
      10.6  Notices.........................................................101
      10.7  Severability....................................................101
      10.8  Governing Law...................................................102
      10.9  Prior Understanding.............................................102
      10.10 Duration; Survival..............................................102
      10.11 Successors and Assigns..........................................102
            10.11.1  Binding Effect; Assignments by Borrower................102
            10.11.2  Assignments and Participations by Banks Other Than
                      Assignments of Bid Loans Among Designating Banks
                      and Designated Lenders................................103
            10.11.3  Assignments of Bid Loans Among Designating Banks
                      and Designated Lenders................................104
            10.11.4  Foreign Assignees and Participants.....................105
            10.11.5  Assignments by Lenders to Federal Reserve Banks........105
      10.12 Confidentiality.................................................106
            10.12.1  General................................................106
            10.12.2  Sharing Information With Affiliates of the Lenders.....106
      10.13 Counterparts....................................................106
      10.14 Agent's or Lender's Consent.....................................106
      10.15 Exceptions......................................................107
      10.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL..........................107
      10.17 Tax Withholding Clause..........................................107
      10.18 Joinder of Guarantors...........................................108




                                     - vi -
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                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)        -   PRICING GRID
SCHEDULE 1.1(B)        -   COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES
SCHEDULE 5.1.2         -   CERTAIN INFORMATION REGARDING CAPITALIZATION OF
                           BORROWER AND ITS SUBSIDIARIES
SCHEDULE 5.1.11        -   CONSENTS AND APPROVALS


EXHIBITS

EXHIBIT 1.1(A)         -   ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(B)         -   BID NOTE
EXHIBIT 1.1(D)         -   DESIGNATION AGREEMENT
EXHIBIT 1.1(G)(1)      -   GUARANTOR JOINDER AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(G)(2)      -   CONTINUING GUARANTY AND SURETYSHIP AGREEMENT
EXHIBIT 1.1(R)         -   REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)         -   SWING LOAN NOTE
EXHIBIT 1.1(T)         -   TERM NOTE
EXHIBIT 2.4.1          -   COMMITTED LOAN REQUEST
EXHIBIT 2.4.2          -   SWING LOAN REQUEST
EXHIBIT 2.9.1          -   BID LOAN REQUEST
EXHIBIT 4.4.4          -   COMMITMENT REDUCTION NOTICE
EXHIBIT 6.1.4          -   OPINION OF COUNSEL
EXHIBIT 7.3.3          -   QUARTERLY COMPLIANCE CERTIFICATE










                                    - vii -
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                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT is dated as of June 1, 1998, and is made by and among ARCH COAL, INC., a Delaware corporation (the "Borrower"), the LENDERS (as hereinafter defined), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, in its capacity as syndication agent, FIRST UNION NATIONAL BANK, in its capacity as documentation agent, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Banks under this Agreement.

                                   WITNESSETH:

      WHEREAS, the Borrower has requested the Banks to provide a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $600,000,000 and a $300,000,000 term loan facility;

      WHEREAS, the revolving credit and term loan facilities shall be used to finance the Acquisition Transactions (as hereinafter defined), to refinance the Existing Credit Facility and for general corporate purposes; and

      WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth;

      NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:


                             1. CERTAIN DEFINITIONS

            1.1   CERTAIN DEFINITIONS.

            In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                  ACC shall mean the U.S. operations of ARCO Coal Company, a division of ARCO.

                  ACC ANNUAL STATEMENTS shall have the meaning assigned to such term in Section 5.1.7(i).

                  ACC BALANCE SHEET shall mean the audited, consolidated balance sheet of ACC as of December 31, 1997.

                  ACC GROUP shall mean collectively, ARCO and each Affiliate of ARCO party to any Acquisition Document.

                  ACQUISITION shall mean the transactions contemplated by the Purchase Agreement and the Contribution Agreement, as such documents may be amended, modified or supplemented after the Closing Date as permitted by Section 7.2.15.

                  ACQUISITION DOCUMENTS shall mean collectively the Purchase Agreement, the Contribution Agreement, the Tax Sharing Agreement, and the LLC Agreements, as limited by their schedules and exhibits, as the same may be amended, modified or supplemented after the Closing Date as permitted by Section 7.2.15.

                  ACQUISITION TRANSACTIONS shall mean transactions contemplated by the Purchase Agreement.

                  ADMINISTRATIVE   AGENT   shall   mean   PNC   Bank,   National
Association, in its capacity as administrative agent for the Lenders under this Agreement and its successors in such capacity.

                  ADMINISTRATIVE AGENT'S FEE shall have the meaning assigned to that term in Section 9.15.

                  ADMINISTRATIVE AGENT'S LETTER shall have the meaning assigned to that term in Section 9.15.

                  AFFILIATE as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be. Notwithstanding the foregoing, a Subsidiary of the Borrower (other than an Excluded Subsidiary) shall not be deemed an Affiliate of the Borrower.

                  AGENTS shall mean collectively the Administrative Agent, the Documentation Agent and the Syndication Agent, and Agent shall mean any one of the Agents, individually.

                  AGREEMENT shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

                  ANNUAL STATEMENTS shall have the meaning assigned to that term in Section 5.1.7(i).

                  APPLICABLE FACILITY FEE RATE shall mean the percentage rate per annum at the indicated level (i) of Leverage Ratio for any period during which a Debt Rating is not in effect as set forth in the pricing grid on SCHEDULE 1.1(A) PART (A) below the heading "Facility Fee"; or (ii) of Debt Rating for any period a Debt Rating is in effect as set forth in the pricing grid on SCHEDULE 1.1(A) PART (B) below the heading "Facility Fee." The Applicable Facility Fee Rate shall be computed in accordance with the parameters set forth on SCHEDULE 1.1(A). Notwithstanding the foregoing, it is expressly agreed that through and including the Initial Delivery Date, the Applicable Facility Fee Rate shall be such rate as computed in accordance with the parameters set forth on SCHEDULE 1.1(A) but no less than the rate set forth in the pricing grid in Level IV of PART (A) of SCHEDULE 1.1(A). For periods after the Initial Delivery Date until such time as the Borrower's senior unsecured long-term debt, on a consolidated basis, has been rated Investment Grade, the Applicable Facility Fee Rate shall be the amount determined under Part (A) of SCHEDULE 1.1(A) (based upon the Leverage Ratio), and for any period thereafter when a Debt Rating is in effect the Applicable Facility Fee Rate shall be the amount determined under Part (B) of SCHEDULE 1.1(A).

                  APPLICABLE LETTER OF CREDIT FEE RATE shall mean the rate per annum at the indicated level (i) of Leverage Ratio for any period during which a Debt Rating is not in effect as set forth in the pricing grid on SCHEDULE 1.1(A) PART (A) below the heading "Letter of Credit Fee," or (ii) of Debt Rating, for any period a Debt Rating is in effect as set forth in the pricing grid on
SCHEDULE 1.1(A) PART (B) below the heading "Letter of Credit Fee." The Applicable Letter of Credit Fee Rate shall be computed in accordance with the parameters set forth on SCHEDULE 1.1(A). Notwithstanding the foregoing, it is expressly agreed that through and including the Initial Delivery Date, the Applicable Letter of Credit Fee Rate shall be such rate as computed in accordance with the parameters set forth on SCHEDULE 1.1(A) but no less than the rate set forth in the pricing grid in Level IV of PART (A) of SCHEDULE 1.1(A). For periods after the Initial Delivery Date until such time as the Borrower's senior unsecured long-term debt, on a consolidated basis, has been rated Investment Grade, the Applicable Letter of Credit Fee Rate shall be the amount determined under PART (A) of SCHEDULE 1.1(A) (based upon the Leverage Ratio), and for any period thereafter when a Debt Rating is in effect, the Applicable Letter of Credit Fee Rate shall be the amount determined under PART (B) of
SCHEDULE 1.1(A).

                  APPLICABLE MARGIN shall mean, as applicable:

                  (A) the percentage spread to be added to Euro-Rate under the Revolving Credit Euro-Rate Option at the indicated level of Leverage Ratio for any period during which a Debt Rating is not in effect as set forth in the pricing grid on SCHEDULE 1.1(A) PART (A) below the heading "Revolving Credit Euro-Rate Spread,"

                  (B) the percentage spread to be added to Euro-Rate under the Revolving Credit Euro-Rate Option at the indicated level of Debt Rating for any period during which a Debt Rating is in effect as set forth in the pricing grid on SCHEDULE 1.1(A) PART (B) below the heading "Revolving Credit Euro-Rate Spread,"

                  (C) the percentage spread to be added to Euro-Rate under the Term Loan Euro-Rate Option at the indicated level of Leverage Ratio for any period during which a

Debt Rating is not in effect as set forth in the pricing grid on SCHEDULE 1.1(A) PART (A) below the heading "Term Loan Euro-Rate Spread," or

                  (D) the percentage spread to be added to Euro-Rate under the Term Loan Euro-Rate Option at the indicated level of Debt Rating for any period during which a Debt Rating is in effect as set forth in the pricing grid on
SCHEDULE 1.1(A) PART (B) below the heading "Term Loan Euro-Rate Spread."

The Applicable Margin shall be computed in accordance with the parameters set forth on SCHEDULE 1.1(A). Notwithstanding the foregoing, it is expressly agreed that following the Closing Date through and including the Initial Delivery Date, the Applicable Margin shall be such amount as determined in accordance with
SCHEDULE 1.1(A) but no less than the amount set forth in the pricing grid in Level IV of PART (A) of SCHEDULE 1.1(A). For periods after the Initial Delivery Date, until such time as the Borrower's senior unsecured long-term debt, on a consolidated basis, has been rated Investment Grade, the Applicable Margin shall be the amount determined under clause (A) or clause (C) above, and for any period thereafter when a Debt Rating is in effect the Applicable Margin shall be the amount determined under clause (B) or clause (D) above.

                  APPROPRIATE PERCENTAGE shall mean, with respect to each Special Subsidiary, the percentage of the equity of such Person owned by the Borrower or any Subsidiary of the Borrower.

                  ARCH COAL GROUP shall mean, as of any date of determination, the Borrower and its Subsidiaries (other than the Excluded Subsidiaries).

                  ARCH OF WYOMING LLC shall mean Arch of Wyoming, LLC, a limited liability company organized and existing under the laws of the State of Delaware.

                  ARCH OF WYOMING LLC AGREEMENT shall mean that certain Limited Liability Agreement, dated as of April 15, 1998, of Arch of Wyoming LLC.

                  ARCH WESTERN shall mean Arch Western Resources, LLC, a limited liability company organized and existing under the laws of the State of Delaware.

                  ARCH WESTERN CREDIT FACILITY shall mean that certain Credit Agreement by and among Arch Western, PNC Bank as administrative agent, Morgan as syndication agent and NationsBank N.A. as documentation agent, providing for a $675,000,000 term loan facility to Arch Western, as the same may be amended, restated, modified or supplemented from time to time after the date hereof.

                  ARCH   WESTERN   GROUP   shall   mean,   as  of  any  date  of
determination, AWAC, Arch Western and the Subsidiaries of Arch Western.

                  ARCH WESTERN LLC  AGREEMENT  shall mean that  certain  Limited
Liability Company Agreement by and between AWAC and Delta Housing, Inc., a Delaware corporation, dated as of June 1, 1998, with AWAC and Delta Housing, Inc. as members and creating Arch Western Resources, LLC, a Delaware limited liability company.

                  ARCO shall mean Atlantic Richfield Company, a corporation organized and existing under the laws of the State of Delaware.

                  ARRANGERS shall mean PNC and Morgan.

                  ASSIGNMENT AND ASSUMPTION AGREEMENT shall mean an Assignment and Assumption Agreement by and among a Purchasing Bank, a Transferor Bank and the Administrative Agent, as agent and on behalf of the remaining Banks, substantially in the form of EXHIBIT 1.1(A).

                  AU SUB LLC AGREEMENT shall mean that certain Limited Liability Company Agreement, dated as of April 8, 1998, as amended, of AU Sub LLC, a limited liability company organized and existing under the laws of the State of Delaware.

                  AUTHORIZED OFFICER shall mean those individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

                  AWAC shall mean Arch Western Acquisition Corporation, a corporation organized and existing under the laws of the State of Delaware.

                  BANKS shall mean the financial institutions named on SCHEDULE 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

                  BASE NET WORTH shall mean the sum of $500,000,000, plus 50% of consolidated net income of the Borrower and its Subsidiaries (before the after-tax effect of changes in accounting principles) for each fiscal quarter in which net income was earned plus 80% of the net increase in Consolidated Tangible Net Worth resulting from the issuance of any equity securities by the Borrower, for the period from April 1, 1998 through the date of determination. In no event shall Base Net Worth be reduced on account of a consolidated net loss for any fiscal period.

                  BASE RATE shall mean the greater of (i) the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Administrative Agent, or (ii) the Federal Funds Effective Rate plus 1/2% per annum.

                  BASE RATE OPTION shall mean either the Revolving Credit Base Rate Option or the Term Loan Base Rate Option.

                  BENEFIT ARRANGEMENT shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

                  BID shall have the meaning assigned to such term in Section 2.9.2.

                  BID LOAN BORROWING DATE shall mean, with respect to any Bid Loan, the date for the making thereof which shall be a Business Day.

                  BID LOAN EURO-RATE RATE OPTION shall mean the option of the Borrower to request that the Banks submit Bids to make Bid Loans bearing interest at a rate per annum quoted by such Banks at the Euro-Rate in effect two Business Days before the Borrowing Date of such Bid Loan plus a Euro-Rate Bid Loan Spread.

                  BID LOAN FIXED RATE OPTION shall mean the option of the Borrower to request that the Banks submit Bids to make Bid Loans bearing interest at a fixed rate per annum quoted by such Banks as a numerical percentage (and not as a spread over another rate such as the Euro-Rate).

                  BID LOAN INTEREST PERIOD shall have the meaning assigned to such term in Section 2.9.1.

                  BID LOAN LENDERS shall have the meaning assigned to such term in Section 8.3.

                  BID LOAN PROCESSING FEE shall have the meaning assigned to such term in Section 9.15.

                  BID LOAN REQUEST shall have the meaning assigned to such term in Section 2.9.1.

                  BID LOANS shall mean collectively and Bid Loan shall mean separately all of the Bid Loans or any Bid Loan made by any of the Lenders to the Borrower pursuant to Section 2.9.

                  BID NOTES shall mean collectively and Bid Note shall mean separately all of the Bid Notes of the Borrower in the form of EXHIBIT 1.1(B) evidencing the Bid Loans, together with all amendments, extensions, renewals, replacements, refinancings or refunds thereof in whole or in part.

                  BORROWER shall mean Arch Coal, Inc., a corporation organized and existing under the laws of the State of Delaware.

                  BORROWER SHARES shall have the meaning set forth in Section 5.1.2.

                  BORROWING DATE shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

                  BORROWING TRANCHE shall mean specified portions of Loans outstanding as follows: (i) any Loans to which either a Euro-Rate Option or a Bid Loan Fixed Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate applies shall constitute one Borrowing Tranche.

                  BUSINESS shall mean the business of owning and operating the U.S. domestic coal properties of ACC, substantially as operated by ACC at the time of the closing of the Acquisition.

                  BUSINESS DAY shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and New York, New York; and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

                  CANYON FUEL shall mean Canyon Fuel Company, LLC, a limited liability company organized and existing under the laws of the State of Delaware

                  CANYON FUEL LLC AGREEMENT shall mean that certain Limited Liability Company agreement by and between Arch Western (or a Subsidiary of Arch Western) and Itochu Coal International, Inc., a Delaware corporation, dated as of January 1, 1997, as amended, with Arch Western and Itochu Coal International, Inc. as members of Canyon Fuel Company, LLC, a Delaware limited liability company,.

                  CLOSING DATE shall mean the Business Day on which the first Loan shall be made, which shall be June 1, 1998.

                  COASTAL AGREEMENT shall mean that certain Purchase and Sale Agreement among The Coastal Corporation, a Delaware corporation, Coastal Coal, Inc., a Delaware corporation, ARCO and Itochu Corporation, a Japanese corporation, dated as of October 23, 1996.

                  COMMERCIAL LETTER OF CREDIT shall mean any Letter of Credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.

                  COMMITMENT shall mean as to any Bank the aggregate of its Revolving Credit Commitment and Term Loan Commitment and, in the case of PNC Bank, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments, Term Loan Commitments and Swing Loan Commitment of all of the Banks.

                  COMMITMENT REDUCTION NOTICE shall have the meaning set forth in Section 4.4.4.

                  COMMITTED LOAN shall mean either a Revolving Credit Loan, a Swing Loan or a Term Loan.

                  COMMITTED LOAN INTEREST PERIOD shall have the meaning set forth in Section 3.2.

                  COMMITTED LOAN REQUEST shall mean a request for a Revolving Credit Loan or a Swing Loan or a request to select, convert to or renew a Base Rate Option or Euro-Rate Option with respect to an outstanding Revolving Credit Loan or Term Loan in accordance with Sections 2.4, 3.1 and 3.2.

                  CONSOLIDATED TANGIBLE NET WORTH shall mean as of any date of determination total stockholders' equity less intangible assets of the Borrower and its Subsidiaries as of such date determined and consolidated in accordance with GAAP less the positive number, if any, equal to the amount of the Investment by the Borrower and its Subsidiaries in Permitted Joint Ventures in excess of $30,000,000 and adjusted to exclude the after tax effect of any changes in accounting principles subsequent to March 31, 1998.

                  CONTRIBUTION AGREEMENT shall mean that certain Contribution Agreement among the Borrower, AWAC, ARCO, Delta Housing, Inc., a Delaware corporation, and Arch Western.

                  DEBT shall mean for any Person as of any date of determination the aggregate of the following for such Person, as of such date, determined in accordance with GAAP: (i) all indebtedness for borrowed money (including, without limitation, all subordinated indebtedness but excluding obligations under any interest rate swap, cap, collar or floor agreement or other interest rate management device), (ii) all amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) all indebtedness in respect of any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements, (iv) reimbursement obligations (contingent or otherwise) under any letter of credit (other than, with respect to the Borrower and its Subsidiaries, contingent reimbursement obligations aggregating at any time up to $10,000,000 and other than contingent reimbursement obligations in respect of the letter of credit issued to support the Port Bond) and (v) the amount of all indebtedness (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) in respect of all Guarantees by such Person (the "Guaranteeing Person") of Debt of other Persons (each such other Person being a "Primary Obligor" and the obligations of a Primary Obligor which are subject to a Guarantee by a Guaranteeing Person being "Primary Obligations") (it being understood that if the Primary Obligations of the Primary Obligor do not constitute Debt, then the Guarantee by the Guaranteeing Person of the Primary Obligations of the Primary Obligor shall not constitute Debt). It is expressly agreed that the amount of the indebtedness in respect of the Guaranty by the Borrower of the Port Bond, shall be excluded from the amount determined under clause (v) of the previous sentence. Further, it is expressly agreed that the difference between actual funded indebtedness and the fair market value of funded indebtedness recorded as required by Accounting
Principles Board Opinion No. 16 (as in effect on the Closing Date) will be excluded from indebtedness in the determination of Debt.

                  DEBT RATING shall mean the rating of the Borrower's senior unsecured long-term debt by either of Standard & Poor's or Moody's.

                  DELIVERY DATE shall mean the earlier of (i) the date on which the Borrower delivers its consolidated financial statements pursuant to Sections
7.3.1 and 7.3.2, together with the duly executed compliance certificate required by Section 7.3.3 or (ii) one Business Day following the date on which such financial statements are due to be delivered pursuant to such Sections.

                  DERIVATIVES OBLIGATIONS shall mean, for any Person, all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

                  DESIGNATED   LENDER   shall  mean  any  Person  who  has  been
designated by a Bank to fund Bid Loans and has executed a Designation Agreement and thereby becomes a party to this Agreement pursuant to Section 10.11.3.1.

                  DESIGNATING BANK shall have the meaning assigned to such term in Section 10.11.3.1.

                  DESIGNATION  AGREEMENT  shall  mean  a  designation  agreement
entered  into  by  a  Bank  and  a   Designated   Lender  and  accepted  by  the
Administrative Agent, in substantially the form of EXHIBIT 1.1(D).

                  DOCUMENTATION AGENT shall mean First Union National Bank in its capacity as documentation agent under this Agreement, and its successors in such capacity.

                  DOLLAR, DOLLARS, U.S. DOLLARS and the symbol $ shall mean lawful money of the United States of America.

                  DRAWING  DATE shall have the meaning  assigned to that term in
Section 2.10.3.2.

                  EBITDDA for any period of determination shall mean with respect to any Person the sum of income from operations before the effect of changes in accounting principles, nonrecurring charges and extraordinary items, net interest expense, income taxes, depreciation, depletion and amortization for such period determined in accordance with GAAP. For purposes of calculating the Fixed Charge Coverage Ratio and the Leverage
Ratio:  (i)  EBITDDA  of  Arch  Western  and  its  Subsidiaries,  including  the
Appropriate  Percentage  of  EBITDDA  of Canyon  Fuel,  shall be  assumed  to be
$39,200,000 for the fiscal quarter ended March 31, 1998, and (ii) EBITDDA for Arch Western and its Subsidiaries, including the Appropriate Percentage of EBITDDA of Canyon Fuel for the months of April and May, 1998, shall be determined based upon the results from the operations of the business of such Persons for such months by ARCO as set forth in an income statement with respect to such months prepared by ARCO and reasonably acceptable to the Agents, shall take into account the $1,000,000 per month reduction in overhead resulting from the consummation of the Acquisition, shall assume that operating lease expense of Arch Western and its Subsidiaries, including Canyon Fuel, shall be $970,000 per month and shall assume that interest expense for such Persons for such months shall be zero, with such calculation of EBITDDA for Arch Western and its Subsidiaries for such months to be reasonably acceptable to the Agents. Further, for purposes of calculating the Fixed Charge Coverage Ratio and the Leverage Ratio for the fiscal quarters ended June 30, 1998, and September 30, 1998, EBITDDA of Arch Western and its Subsidiaries, including the Appropriate Percentage of EBITDDA of Canyon Fuel, shall be deemed to be an amount equal to:
(i) for the fiscal quarter ended June 30, 1998, the product of, (x) without duplication, EBITDDA of Arch Western and its Subsidiaries for the two fiscal quarters then ended determined on a consolidated basis in accordance with GAAP, plus the Appropriate Percentage of EBITDDA of Canyon Fuel, for the two fiscal quarters then ended, determined on a consolidated basis in accordance with GAAP, multiplied by (y) two (2); and (ii) for the fiscal quarter ended September 30, 1998, the product of, (x) without duplication, EBITDDA of Arch Western and its Subsidiaries for the three fiscal quarters then ended determined on a consolidated basis in accordance with GAAP, plus the Appropriate Percentage of EBITDDA of Canyon Fuel for the three fiscal quarters then ended determined on a consolidated basis in accordance with GAAP, multiplied by (y) four-thirds (4/3).

                  ENVIRONMENTAL CLAIM shall mean any administrative, regulatory or judicial action, suit, claim, notice of non-compliance or violation, notice of liability or potential liability, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit, Regulated Substances or Hazardous Substances or arising from alleged injury or threat of injury to the environment.

                  ENVIRONMENTAL LAW shall mean any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to the environment or any release or disposal of or contamination by Hazardous Substances.

                  ENVIRONMENTAL PERMIT shall mean any permit, approval, license or other authorization required under any Environmental Law.

                  ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  ERISA GROUP shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  EURO-RATE shall mean, with respect to the Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upward to the nearest 1/100 of 1% per annum) (i) the rate of interest determined by the Administrative Agent (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates of interest per annum for U.S. Dollars set forth on Dow Jones Market Service display page 3750 or such other display page on the Dow Jones Market Service System as may replace such page to evidence the average of rates quoted by banks designated by the British Bankers' Association (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Administrative Agent) at 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                  Dow Jones Market Service page 3750 quoted by British Bankers' Euro-Rate = ASSOCIATION OR APPROPRIATE SUCCESSOR
                  1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower and the Banks of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                  EURO-RATE BID LOAN shall mean any Bid Loan that bears interest under the Bid Loan Euro-Rate Option.

                  EURO-RATE BID LOAN SPREAD shall mean the spread quoted by a Bank in its Bid to apply to such Bank's Bid Loan if such Bank's Bid is accepted. The Euro-Rate Bid Loan Spread shall be quoted as a percentage rate per annum and expressed in multiples of 1/1000 of one percentage point to be either added to (if it is positive) or subtracted from (if it is negative) the Euro-Rate in effect two (2) Business Days before the Borrowing Date with respect to such Bid Loan. Interest on Euro-Rate Bid Loans shall be computed based on a year of 360 days and actual days elapsed.

                  EURO-RATE INTEREST PERIOD shall mean the Interest Period applicable to a Loan subject to the Euro-Rate Option.

                  EURO-RATE OPTION shall mean either the Revolving Credit Euro-Rate Option, the Bid Loan Euro-Rate Option or the Term Loan Euro-Rate Option.

                  EURO-RATE RESERVE PERCENTAGE shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Administrative Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

                  EVENT OF DEFAULT  shall mean any of the  events  described  in
Section 8.1 and referred to therein as an "Event of Default."

                  EXCLUDED SUBSIDIARIES shall mean, collectively, AWAC, Arch Western and the Subsidiaries of Arch Western.

                  EXISTING CREDIT FACILITY shall mean collectively all interest, principal, fees and other amounts due and owing by the Borrower and its Significant Subsidiaries under that certain Credit Agreement by and among the Borrower, certain of its Subsidiaries, Morgan Guaranty Trust Company of New York as Documentation and Syndication Agent and PNC Bank, National Association, as Administrative and Syndication Agent, dated July 1, 1997, as amended, providing for a $500,000,000 credit facility.

                  EXPIRATION DATE shall mean, with respect to the Revolving Credit Commitments and Swing Loan Commitment, and as applicable to the Bid Loans, May 31, 2003.

                  FACILITY FEE shall mean the fee referred to in Section 2.3.

                  FEDERAL FUNDS EFFECTIVE RATE for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; PROVIDED, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                  FINANCIAL PROJECTIONS shall have the meaning assigned to that term in Section 5.1.7(iii).

                  FIXED CHARGE COVERAGE RATIO shall mean the ratio of (a) the sum, without duplication, of EBITDDA of the Borrower and its Subsidiaries, plus the Appropriate Percentage of each Special Subsidiary's EBITDDA, each on a consolidated basis in accordance with GAAP, plus operating lease expense of the Borrower and its Subsidiaries, plus the Appropriate Percentage of each Special Subsidiary's operating lease expense, each on a consolidated basis in accordance with GAAP, to (b) the sum of interest expense (other than Permitted Loan Origination Expense) of the Borrower and its Subsidiaries, plus the Appropriate Percentage of interest expense of each Special Subsidiary, each on a consolidated basis in accordance with GAAP, plus operating lease expense of the Borrower and its Subsidiaries, plus the Appropriate Percentage of operating lease expense of each Special Subsidiary, each on a consolidated basis in accordance with GAAP, with the amounts under the numerator and denominator of such ratio all calculated as of the last day of each fiscal quarter for the four fiscal quarters of the Borrower then ended. It is assumed that operating lease expense of Arch Western and its Subsidiaries, including Canyon Fuel, shall be $970,000 per month for the months of April and May, 1998 and that interest expense for such Persons for such months shall be zero. For purposes of calculating the Fixed Charge Coverage Ratio for the fiscal quarters ended June 30, 1998, September 30, 1998 and December 31, 1998, operating lease expense of Arch Western and its Subsidiaries, including the Appropriate Percentage of operating lease expense of Canyon Fuel, shall be deemed to be an amount equal to: (i) for the fiscal quarter ended June 30, 1998, the product of, (x) without duplication, operating lease expense of Arch Western and its Subsidiaries for such fiscal quarter determined and consolidated in accordance with GAAP, plus the Appropriate Percentage of operating lease expense of Canyon Fuel for such fiscal quarter determined in accordance with GAAP, multiplied by (y) four (4); (ii) for the fiscal quarter ended September 30, 1998, the product of, (x) without duplication, operating lease expense of Arch Western and its Subsidiaries for the two fiscal quarters then ended determined and consolidated in accordance with GAAP, plus the Appropriate Percentage of operating lease expense of Canyon Fuel for the two fiscal quarters then ended determined in accordance with GAAP, multiplied by (y) two (2); and (iii) for the fiscal quarter ended December 31, 1998, the product of, (x) without duplication, operating lease expense of Arch Western and its Subsidiaries for the three fiscal quarters then ended determined and consolidated in accordance with GAAP, plus the Appropriate Percentage of operating lease expense of Canyon Fuel for the three fiscal quarters then ended determined in accordance with GAAP, multiplied by (y) four-thirds (4/3). For purposes of calculating the Fixed Charge Coverage Ratio for the fiscal quarters ended June 30, 1998, September 30, 1998 and December 31, 1998, interest expense of Arch Western and its Subsidiaries, including the Appropriate Percentage of interest expense of Canyon Fuel, shall be deemed to be an amount equal to: (i) for the fiscal quarter ended June 30, 1998, the product of, (x) without duplication, interest expense of Arch Western and its Subsidiaries for such fiscal quarter determined and consolidated in accordance with GAAP, plus the Appropriate Percentage of interest expense of Canyon Fuel for such fiscal quarter determined in accordance with GAAP, multiplied by (y) four (4); (ii) for the fiscal quarter ended September 30, 1998, the product of, (x) without duplication, interest expense of Arch Western and its Subsidiaries for the two fiscal quarters then ended determined and consolidated in accordance with GAAP, plus the Appropriate Percentage of interest expense of Canyon Fuel for the two fiscal quarters then ended determined in accordance with GAAP, multiplied by (y) two (2); and (iii) for the fiscal quarter ended December 31, 1998, the product of, (x) without duplication, interest expense of Arch Western and its Subsidiaries for the three fiscal quarters then ended determined and consolidated in accordance with GAAP, plus the Appropriate Percentage of interest expense of Canyon Fuel for the three fiscal quarters then ended determined in accordance with GAAP, multiplied by (y) four-thirds (4/3).

                  FIXED RATE shall mean a fixed interest rate quoted by a Bank in its Bid to apply to such Bank's Bid Loan over the term of such Bid Loan if such Bank's Bid is accepted.

                  FIXED RATE BID LOAN shall mean a Bid Loan that bears interest under the Bid Loan Fixed Rate Option.

                  GAAP shall mean Generally Accepted Accounting Principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

                  GOVERNMENTAL ACTS shall have the meaning assigned to that term in Section 2.10.8.

                  GUARANTOR shall mean at any time each of the Significant Subsidiaries of the Borrower.

                  GUARANTOR JOINDER shall mean a joinder by a Person as a Guarantor under the Guarantor Joinder and Assumption Agreement in the form of
EXHIBIT 1.1(G)(1).

                  GUARANTY of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

                  GUARANTY AGREEMENT shall mean the Continuing Guaranty and Suretyship Agreement in substantially the form of EXHIBIT 1.1(G)(2) executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Banks.

                  HAZARDOUS SUBSTANCES shall mean petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, radon gas and any hazardous or solid waste, hazardous substance or chemical substance, as such terms are defined under the Resource Conservation and Recovery Act (42 U.S.C. Sections 4901 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.), the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.) or any similar state law.

                  HISTORICAL STATEMENTS shall have the meaning assigned to that term in Section 5.1.7(i).

                  INDEBTEDNESS shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, (iv) any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any Guaranty of any such Indebtedness. It is understood that Derivatives Obligations shall not be deemed to be Indebtedness.

                  INELIGIBLE SECURITY shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                  INITIAL ANNUAL STATEMENTS AND COMPLIANCE CERTIFICATE shall mean collectively with respect to the fiscal year of the Borrower ended December 31, 1998, the annual financial statements of the Borrower and its Subsidiaries consisting of the unaudited consolidated and consolidating balance sheet as of the end of such fiscal year, related consolidated and consolidating statements of income and stockholders' equity and related consolidated statement of cash flows for the fiscal year then ended, together with the duly executed related compliance certificate required to be delivered to the Administrative Agent and the Banks pursuant to Section 7.3.3. It is acknowledged and agreed that the Initial Annual Statements and Compliance Certificate are to be delivered by the Borrower for purposes of calculating the Leverage Ratio as of December 31, 1998 in order to determine the Applicable Margin, the Applicable Facility Fee Rate and the Applicable Letter of Credit Fee Ratio. Notwithstanding the delivery of the Initial Annual Statements and Compliance Certificate, the Borrower shall still be required to comply with the provisions of Section 7.3.2 and deliver the audited financial statements required thereby, together with the related Compliance Certificate required to be delivered under Section 7.3.3.

                  INITIAL DELIVERY DATE shall mean the date the Borrower delivers to the Administrative Agent and the Banks the Initial Annual Statements and Compliance Certificate.

                  INSOLVENCY  PROCEEDING shall mean, with respect to any Person,
(a) a case,  action or  proceeding  with  respect to such  Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors, undertaken under any Law.

                  INTEREST PERIOD shall mean either a Committed Loan Interest Period or a Bid Loan Interest Period.

                  INTEREST RATE OPTION shall mean any Revolving Credit Euro-Rate Option, Term Loan Euro-Rate Option, Bid Loan Euro-Rate Option, Bid Loan Fixed Rate Option, Term Loan Base Rate Option, Revolving Credit Base Rate Option or Offered Rate Option.

                  INTERIM STATEMENTS shall have the meaning assigned to that term in Section 5.1.7(i).

                  INTERNAL REVENUE CODE shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  INVESTMENT GRADE shall mean the rating of the Borrower's senior unsecured long-term debt, on a consolidated basis, of BBB- or better by Standard & Poor's AND Baa3 or better by Moody's.

                  INVESTMENTS shall mean collectively all of the following with respect to any Person: (i) investments or contributions by any of the Loan Parties or their Subsidiaries directly or indirectly in or to the capital of or other payments to (except in connection with transactions for the sale of goods or services for fair value in the ordinary course of business) such Person, (ii) loans by any of the Loan Parties or their Subsidiaries to such Person, (iii) guaranties by any Loan Party or any Subsidiary of any Loan Party directly or indirectly of the obligations of such Person, or (iv) other obligations, contingent or otherwise, of any Loan Party or any Subsidiary of any Loan Party to or for the benefit of such Person. If the nature of an Investment is tangible property then the amount of such Investment shall be determined by valuing such property at fair value in accordance with the past practice of the Loan Parties and such fair values shall be satisfactory to the Administrative Agent, in its sole discretion.

                  ISSUING BANKS shall mean, with respect to a Letter of Credit, including any replacements therefor or extensions thereof, PNC Bank or any other Bank which shall have consented to its designation by the Borrower as an "Issuing Bank" by providing prior written notice of such designation and consent to the Administrative Agent.

                  LABOR   CONTRACTS   shall  mean  all  employment   agreements,
employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

                  LAW shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

                  LENDER shall mean each of the Banks and each of the Designated Lenders.

                  LETTER OF CREDIT shall have the meaning assigned to that term in Section 2.10.1.

                  LETTER OF CREDIT FEE shall have the meaning assigned to that term in Section 2.10.2.

                  LETTERS OF CREDIT OUTSTANDING shall mean at any time the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and
(ii)  the  aggregate   amount  of  all  unpaid  and  outstanding   Reimbursement
Obligations.

                  LEVERAGE RATIO shall mean the ratio of the sum of, without duplication, Debt of the Borrower and its Subsidiaries, plus the Appropriate Percentage of Debt of each Special Subsidiary, each on a consolidated basis in accordance with GAAP (as the numerator) to EBITDDA of the Borrower and its Subsidiaries, plus the Appropriate Percentage of each Special Subsidiary's EBITDDA, each on a consolidated basis in accordance with GAAP (as the denominator). For purposes of calculating the Leverage Ratio, Debt shall be determined as of the end of each fiscal quarter of the Borrower and EBITDDA shall be determined as of the end of each fiscal quarter of the Borrower for the four fiscal quarters then ended.

                  LIEN shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

                  LLC AGREEMENTS shall mean collectively the Arch Western LLC Agreement, Canyon Fuel LLC Agreement, Mountain Coal LLC Agreement, Arch of Wyoming LLC Agreement, AU Sub LLC Agreement, State Leases LLC Agreement and Thunder Basin LLC Agreement.

                  LLC  INTERESTS  shall have the  meaning  given to such term in
Section 5.1.2.

                  LOAN DOCUMENTS shall mean this Agreement, the Administrative Agent's Letter, the Guaranty Agreement, the Notes, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

                  LOAN PARTIES shall mean the Borrower and the Guarantors.

                  LOAN REQUEST shall mean either a Bid Loan Request or a Committed Loan Request.

                  LOANS shall mean collectively and Loan shall mean separately all Revolving Credit Loans, Term Loans, Swing Loans and Bid Loans or any Revolving Credit Loan, Term Loan, Swing Loan or Bid Loan.

                  MANDATORY PREPAYMENT shall have the meaning assigned to such term in Section 4.4.5.

                  MATERIAL ADVERSE CHANGE shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be materially adverse to the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, or (c) impairs materially or could reasonably be expected to impair materially the ability of any Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                  MATERIAL CONTRACTS shall mean collectively: (i) the Acquisition Documents, (ii) all other contracts, agreements or other instruments described in Regulation S-K, Item 601(b)(10) promulgated pursuant to the Securities Exchange Act of 1934, as amended, which the Borrower is required to file as an exhibit to any annual, quarterly or other report required to be filed by the Borrower under the Securities Exchange Act of 1934, as amended, and (iii) all coal supply agreements or contracts (or related coal supply agreements or contracts) under which the Borrower or any Subsidiary of the Borrower is required, over the remaining term of such agreement or contract as of the Closing Date, to deliver one million (1,000,000) tons or more of coal.

                  MATERIAL SUBSIDIARY shall mean any Subsidiary of Borrower which at any time (i) has gross revenues equal to or in excess of five percent (5%) of the gross revenues of the Borrower and its Subsidiaries on a consolidated basis, or (ii) has total assets equal to or in excess of five percent (5%) of the total assets of the Borrower and its Subsidiaries, in either case, as determined and consolidated in accordance with GAAP.

                  MONTH, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Interest Period for any Loan subject to a Euro-Rate Option begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

                  MOODY'S shall mean Moody's Investors Service, Inc., and its successors.

                  MORGAN shall mean Morgan Guaranty Trust Company of New York.

                  MOUNTAIN COAL LLC AGREEMENT shall mean that certain Limited Liability Company Agreement, dated as of March 6, 1998, as amended, of Mountain Coal Company,

L.L.C., a limited liability company organized and existing under the laws of the State of Delaware..

                  MULTIEMPLOYER PLAN shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

                  MULTIPLE EMPLOYER PLAN shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

                  NET CASH PROCEEDS shall mean, with respect to any transaction, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries (other than Excluded Subsidiaries) from or in respect of such transaction (including, when received, any cash proceeds received as income or other cash proceeds of any non-cash proceeds of such transaction), less (x) any expenses or charges (including commissions, fees and taxes paid or payable) reasonably incurred by such Person in respect of such transaction, (y) any amounts considered appropriate by the chief financial officer of the Borrower to provide reserves in accordance with GAAP for payment of indemnities or liabilities that may be incurred in connection with such sale or disposition, and (z) in the case of any asset sale permitted by Section 7.2.4(v), the amount of any debt secured by a Lien on the related asset and discharged as part of such asset sale. For purposes of this definition, if taxes or other expenses payable in connection with the sale or other disposition of any asset are not known as of the date of such sale or other disposition, then such fees, commissions, expenses or taxes shall be estimated in good faith by the chief financial officer of the Borrower and such estimated amounts shall be deducted. At such time as any reserved amount described in clause (y) above is no longer required to be held in reserve, the balance thereof, after payment of the related liabilities or indemnities, shall be used to make a mandatory prepayment of the Term Loans in accordance with Section 4.4.6.

                  NOTES shall mean the Revolving Credit Notes, Term Notes, Swing Loan Notes and Bid Notes, if any.

                  NOTICES  shall  have  the  meaning  assigned  to that  term in
Section 10.6.

                  OBLIGATION shall mean any obligation or liability of any of the Loan Parties to any Agent or any of the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, any Notes, the Letters of Credit, the Administrative Agent's Letter or any other Loan Document.

                  OFFERED AMOUNT shall have the meaning assigned to such term in
Section 2.9.2.

                  OFFERED RATE OPTION shall mean the rate of interest quoted from time to time by the Administrative Agent to the Borrower and accepted by the Borrower with respect to a Swing Loan.

                  OFFICIAL BODY shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  PARTNERSHIP INTERESTS shall have the meaning given to such term in Section 5.1.2.

                  PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                  PERMITTED ACQUISITIONS shall have the meaning assigned to such term in Section 7.2.3.

                  PERMITTED INVESTMENTS shall mean:

                  (i) Direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

                  (ii) Commercial paper maturing in 180 days or less rated not lower than A-1 by Standard & Poor's or P-1 by Moody's on the date of acquisition; and

                  (iii) Demand deposits, time deposits or certificates of deposit maturing within one year in a commercial bank whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of determination.

                  PERMITTED INVESTMENTS IN ARCH WESTERN shall have the meaning assigned to that term in Section 7.2.14(v).

                  PERMITTED JOINT VENTURE shall mean any Person (i) with respect to which the ownership of equity interests thereof by the Borrower or any Subsidiary of the Borrower is accounted for in accordance with the "equity method" in accordance with GAAP; (ii) engaged in a line of business permitted by
Section 7.2.7 [Continuation of or Change in Business]; and (iii) with respect to which the equity interests thereof were acquired by the Borrower or Subsidiary of the Borrower in an arms-length transaction; provided that any such Person shall be treated for purposes of this Agreement as a Subsidiary and not a Permitted Joint Venture if (A) the Borrower has management control over the operations of such Person and (B) the Borrower owns directly or indirectly a majority of the economic equity interest in such Person.

                  PERMITTED LIENS shall mean:

                  (i)   Liens   for  taxes,  assessments,  or  similar  charges,
incurred in the ordinary course of business and which are not yet due and payable;

                  (ii)  Pledges  or  deposits  made in the  ordinary  course  of business to secure payment of reclamation liabilities, worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

                  (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                  (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids (including bonus bids), tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business (it being understood that any appeal or similar bond (other than such a bond required pursuant to applicable Law to secure in the ordinary course payment of worker's compensation, reclamation liabilities or royalty bonds) in an amount exceeding $50,000,000 shall not be in the ordinary course of business);

                  (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                  (vi) Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capital or operating leases (in either case, as the nature of such lease is determined in accordance with GAAP) securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

                  (vii)  Purchase Money Security Interests;

                  (viii) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and they do not in the aggregate materially impair the ability of any member of the Arch Coal Group to perform its Obligations hereunder or under the other Loan Documents:

                         (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the applicable member of the Arch Coal Group maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                        (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                        (3)  Claims   or   Liens  of   mechanics,   materialmen,
            warehousemen, carriers, or other statutory nonconsensual Liens; or

                        (4) Liens resulting from judgments or orders described in Section 8.1.6;

                  (xi) any Lien or restriction resulting from ownership, by an entity other than an Affiliate of the Borrower, of a minority interest in Canyon
Fuel: and

                  (xii) the pledge by Coal-Mac, Inc. and Ashland Terminal, Inc. of their respective partnership interests in Dominion Terminal Associates in connection with the Port Bond.

                  PERMITTED LOAN ORIGINATION EXPENSE shall mean the aggregate amount of all fees and expenses incurred by the Borrower in connection with the closing of the transactions under this Agreement and under the Arch Western Credit Facility which are required to be capitalized in accordance with GAAP.

                  PERSON shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                  PLAN shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

                  PNC BANK shall mean PNC Bank, National Association, its successors and assigns.

                  PORT BOND shall mean collectively, those certain Coal Terminal Revenue Refunding Bonds (Dominion Terminal Associates Project), Series 1987-A, B, C and D Bonds issued by Peninsula Ports Authority of Virginia, a political subdivision of the Commonwealth of Virginia, in the face amount of $23,240,000, together with any renewals thereof or replacements therefor so long as the face amount thereof is not in excess of $23,240,000.

                  POTENTIAL DEFAULT shall mean any event or condition which with notice, passage of time or a determination by the Administrative Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

                  PRINCIPAL OFFICE shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

                  PROHIBITED TRANSACTION shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

                  PROPERTY shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

                  PURCHASE AGREEMENT shall mean that certain Purchase and Sale Agreement among ARCO, ARCO Uinta Coal Company, a Delaware corporation, the Borrower and AWAC, dated as of March 22, 1998, together with all schedules and exhibits thereto.

                  PURCHASE MONEY SECURITY INTEREST shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

                  PURCHASING BANK shall mean a Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

                  REGULATED SUBSTANCES shall mean any substance, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws. REGULATION U shall mean Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                  REIMBURSEMENT OBLIGATION shall have the meaning assigned to such term in Section 2.10.3.2.

                  REPLACEMENT SALES CERTIFICATE shall HAVE THE MEANING ASSIGNED TO SUCH TERM IN SECTION 7.2.4 (III).

                  REPORTABLE  EVENT shall mean a reportable  event  described in
Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

                  REQUESTED AMOUNT shall have the meaning assigned to such term in Section 2.9.1.

                  REQUIRED BANKS shall mean

                  (A) if there are no Loans or Reimbursement Obligations outstanding, Required Banks shall mean Banks whose Commitments (excluding the Swing Loan Commitment) aggregate at least 51% of the Commitments (excluding the Swing Loan Commitment) of all of the Banks, or

                  (B) if there are Loans or Reimbursement Obligations outstanding, and the Revolving Credit Commitments remain in effect, Required Banks shall mean any Bank or group of Banks if the sum of the principal amount of the Term Loans then outstanding and Revolving Credit Commitments of such Banks aggregates at least 51% of the sum of the total principal amount of all of the Term Loans then outstanding plus the aggregate Revolving Credit Commitments, or

                  (C) if there are Loans or Reimbursement Obligations outstanding but the Revolving Credit Commitments no longer remain in effect, Required Banks shall mean any Bank or group of Banks if the sum of the principal amount of the Loans and Revolving Credit Ratable Shares of Reimbursement Obligations then outstanding of such Banks aggregate at least 51% of the sum of the total principal amount of all Loans then outstanding plus the aggregate principal amount of all Reimbursements Obligations then outstanding.

                  REQUIRED SHARE shall have the meaning assigned to such term in
Section 4.7.

                  REVOLVING CREDIT BASE RATE OPTION shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(a)(i).

                  REVOLVING CREDIT COMMITMENT shall mean, as to any Bank at any time, the amount initially set forth opposite its name on SCHEDULE 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement executed by such Bank, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Banks.

                  REVOLVING CREDIT EURO-RATE OPTION shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(a)(ii).

                  REVOLVING CREDIT LOANS shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Banks or one of the Banks to the Borrower pursuant to
Section 2.1 or 2.10.3. A Bid Loan is not a Revolving Credit Loan, except that it will be treated as a Revolving Credit Loan following a termination of the Commitments hereunder pursuant to Section 8.2.1 or 8.2.2 as provided in Section 8.3.

                  REVOLVING CREDIT NOTE shall mean any Revolving Credit Note of the Borrower in the form of EXHIBIT 1.1(R) issued by the Borrower at the request of a Bank pursuant to Section 4.6 evidencing the Revolving Credit Loans to such Bank, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                  REVOLVING CREDIT RATABLE SHARE shall mean the proportion that a Bank's Revolving Credit Commitment (excluding the Swing Loan Commitment) bears to the Revolving Credit Commitments (excluding the Swing Loan Commitments) of all of the Banks.

                  REVOLVING FACILITY USAGE shall mean at any time the sum of the Revolving Credit Loans outstanding, the Bid Loans outstanding, the Swing Loans outstanding and the Letters of Credit Outstanding.

                  SEC shall mean the Securities and Exchange Commission or any governmental agencies substituted therefor.

                  SETTLEMENT DATE shall mean each Business Day on which the Administrative Agent effects settlement pursuant to Section 4.7.

                  SIGNIFICANT SUBSIDIARY shall mean any Subsidiary of Borrower (other than the Excluded Subsidiaries) which at any time (i) has gross revenues equal to or in excess of five percent (5%) of the gross revenues of the Borrower and its Subsidiaries on a consolidated basis, or (ii) has total assets equal to or in excess of five percent (5%) of the total assets of the Borrower and its Subsidiaries, in either case, as determined and consolidated in accordance with GAAP.

                  SOLVENT shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  SPECIAL SUBSIDIARY shall mean Canyon Fuel and each other Person to be treated as a Subsidiary in accordance with the proviso to the definition of Permitted Joint Venture.

                  STANDARD & POOR'S shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

                  STANDBY LETTER OF CREDIT shall mean a Letter of Credit issued to support obligations of one or more Persons, contingent or otherwise, which finance the working capital and business needs of such Persons incurred in the ordinary course of business.

                  STATE LEASES LLC AGREEMENT shall mean that certain Limited Liability Company Agreement, dated as of April 8, 1998, as amended, of State Leases LLC, a limited liability company organized and existing under the laws of the State of Delaware.

                  SUBSIDIARY of any Person at any time shall mean (i) any corporation or trust of which more than 50% (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which more than 50% of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which more than 50% of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries. It is expressly agreed that each Special Subsidiary shall be deemed to be a Subsidiary of the Borrower for the purposes of this Agreement. Nonetheless, the Appropriate Percentage of the assets, income, expenses, liabilities and other items with respect to each Special Subsidiary shall be included for purposes of calculating the Leverage Ratio, the Fixed Charge Coverage Ratio and inclusion in Section
7.2.9 [OFF-BALANCE SHEET FINANCING], as described more fully in the definitions of "EBITDDA," "Leverage Ratio," "Fixed Charge Coverage Ratio" and Section 7.2.9.

                  SUBSIDIARY SHARES shall have the meaning assigned to that term in Section 5.1.2.

                  SWING LOAN COMMITMENT shall mean PNC Bank's commitment to make Swing Loans to the Borrower pursuant to Section 2.4.2 hereof, in an aggregate principal amount up to $50,000,000.

                  SWING LOAN NOTE shall mean the Swing Loan Note of the Borrower in the form of EXHIBIT 1.1(S) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                  SWING LOAN REQUEST shall mean a request for Swing Loans made in accordance with Section 2.4.2 hereof.

                  SWING LOANS shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC Bank to the Borrower pursuant to Section 2.5.

                  SYNDICATION AGENT shall mean Morgan in its capacity as syndication agent for the Banks under this Agreement and its successors in such capacity.

                  SYNDICATION DATE shall mean the earlier of (i) a date after the Closing Date which is selected by the Arrangers and notice of which is given by the Arrangers to the Borrower at least five (5) Business Days prior thereto and (ii) the 90th day following the Closing Date.

                  SYNTHETIC LEASE shall have the meaning assigned to such term in Section 7.2.9.

                  TAX SHARING AGREEMENT shall mean that certain Tax Sharing Agreement dated as of June 1, 1998 by and among the Borrower, AWAC, Arch Western and Delta Housing, Inc., a Delaware corporation.

                  TERM LOAN shall have the meaning given to such term in Section 2.12; Term Loans shall mean collectively all of the Term Loans.

                  TERM LOAN BASE RATE OPTION shall mean the option of the Borrower to have Term Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(b)(i). TERM LOAN COMMITMENT shall mean, as to any Bank at any time, the amount initially set forth opposite its name on
SCHEDULE 1.1(B) in the column labeled "Amount of Commitment for Term Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement executed by such Bank, and Term Loan Commitments shall mean the aggregate Term Loan Commitments of all of the Banks.

                  TERM LOAN EURO-RATE OPTION shall mean the option of the Borrower to have Term Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(b)(ii).

                  TERM LOAN EXPIRATION DATE shall mean, with respect to the Term Loan Commitments, May 31, 2003.

                  TERM LOAN RATABLE SHARE shall mean the proportion that a Bank's Term Loan Commitment bears to the Term Loan Commitments of all of the Banks.

                  TERM NOTES shall mean collectively and Term Note shall mean separately all of the Term Notes of the Borrower in the form of EXHIBIT 1.1(T) issued by the Borrower at the request of a Bank pursuant to Section 2.14 evidencing the Term Loans, together with all amendments, extensions, renewals, replacements, refinancings or refunds thereof in whole or in part.

                  THUNDER BASIN LLC AGREEMENT shall mean that certain Limited Liability Company Agreement, dated as of July 10, 1998, as amended, of Thunder Basin Coal Company, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware.

                  TRANSFEROR BANK shall mean the selling Bank pursuant to an Assignment and Assumption Agreement.

                  U.S. shall mean the United States of America.

            1.2   CONSTRUCTION.

            Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

                  1.2.1  NUMBER; INCLUSION.

                  references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or"; and "including" has the meaning represented by the phrase "including without limitation";

                  1.2.2  DETERMINATION.

                  references to "determination" of or by the Administrative Agent or the Lenders shall be deemed to include good-faith estimates by the Administrative Agent or the Lenders (in the case of quantitative determinations) and good-faith beliefs by the Administrative Agent or the Lenders (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

                  1.2.3  ADMINISTRATIVE AGENT'S DISCRETION AND CONSENT.

                  whenever the Administrative Agent or the Lenders are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

                  1.2.4  DOCUMENTS TAKEN AS A WHOLE.

                  the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

                  1.2.5  HEADINGS.

                  the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

                  1.2.6  IMPLIED REFERENCES TO THIS AGREEMENT.

                  article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

                  1.2.7  PERSONS.

                  reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

                  1.2.8  MODIFICATIONS TO DOCUMENTS.

                  reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated in accordance with the applicable provisions thereof and hereof;

                  1.2.9  FROM, TO AND THROUGH.

                  relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

                  1.2.10 SHALL; WILL.

                  references to "shall" and "will" are intended to have the same meaning.

            1.3   ACCOUNTING PRINCIPLES.

            Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; PROVIDED, HOWEVER, that all accounting terms used in Section 7.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 7.2), as applied to the Borrower and its Subsidiaries shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in

Section 5.1.7(i) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Section 7.2 based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time. Nothing in this Section 1.3 will require the Borrower or any of its Subsidiaries to continue accounting methods used by ACC in preparing the ACC Annual Statements.


      2.    REVOLVING CREDIT, SWING LOAN AND TERM LOAN FACILITIES

            2.1   REVOLVING CREDIT COMMITMENTS.

                  2.1.1   REVOLVING CREDIT LOANS.

                  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date, PROVIDED that (subject to Section 2.9.1 with respect to taking into account outstanding Bid Loans) after giving effect to such Revolving Credit Loan the aggregate amount of Revolving Credit Loans from such Bank shall not exceed such Bank's Revolving Credit Commitment minus such Bank's Revolving Credit Ratable Share of the Letters of Credit Outstanding PROVIDED FURTHER that the Revolving Facility Usage at any time, shall not exceed the Revolving Credit Commitments of all the Banks. Within such limits of time and amount, and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

                  2.1.2   SWING LOAN COMMITMENT.

                  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, PNC Bank agrees to make Swing Loans (the "Swing Loans") to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount of up to but not in excess of $50,000,000 (the "Swing Loan Commitment"), PROVIDED that the Revolving Facility Usage at any time, shall not exceed the Revolving Credit Commitments of all the Banks. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.2.

            2.2 NATURE OF BANKS' OBLIGATIONS WITH RESPECT TO REVOLVING CREDIT LOANS.

            Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 [Loan Requests] in accordance with its Revolving Credit Ratable Share. Subject to Section 2.9.1 with respect to taking into account outstanding Bid Loans, the aggregate of each Bank's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Revolving Credit Ratable

Share of the Letters of Credit Outstanding. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

            2.3   REVOLVING CREDIT FACILITY FEE.

            Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Administrative Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment hereunder, a nonrefundable facility fee (the "Facility Fee") equal to the Applicable Facility Fee Rate computed (on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the amount of such Bank's Revolving Credit Commitment as the same may be constituted from time to time. All Facility Fees shall be payable in arrears on the first Business Day of each July, October, January and April after the date hereof and on the Expiration Date or upon acceleration of the Loans.

            2.4   LOAN REQUESTS.

                  2.4.1   COMMITTED LOAN REQUESTS.

                  Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or Term Loans pursuant to Section 3.2 [Interest Periods], by delivering to the Administrative Agent, not later than 10:00 a.m., Pittsburgh time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of the Term Loans on the Closing Date or the making of Revolving Credit Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Revolving Credit Loans or Term Loans; and (ii) one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of the Term Loans on the Closing Date or the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Committed Loan Interest Period with respect to the conversion to the Base Rate Option for any Revolving Credit Loan or Term Loan, of a duly completed Committed Loan Request therefor substantially in the form of EXHIBIT 2.4.1 or a Committed Loan Request by telephone immediately confirmed in writing by letter, facsimile or telex in the form of such Exhibit, it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Committed Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolving Credit Loans and Term Loans comprising each Borrowing Tranche, which shall be in integral multiples of $5,000,000 and not less than $10,000,000 for each Borrowing Tranche to which the Revolving Credit Euro-Rate Option or Term Loan Euro-Rate Option, as the case may be, applies and in integral multiples of $1,000,000 and not less than the lesser of $5,000,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Revolving Credit Euro-Rate Option or Revolving Credit Base Rate Option shall apply to the proposed Revolving Credit Loans comprising an applicable Borrowing Tranche; and

(iv) in the case of a Borrowing Tranche to which the applicable Euro-Rate Option applies, an appropriate Committed Loan Interest Period for the Loans comprising such Borrowing Tranche.

                  2.4.2   SWING LOAN REQUESTS.

                  Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request PNC Bank to make a Swing Loan by delivery to PNC Bank, not later than 12:00 noon Pittsburgh time, on the proposed Borrowing Date of a duly completed request therefor substantially in the form of EXHIBIT 2.4.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Swing Loan Request"), it being understood that PNC Bank may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date, (ii) the term of the proposed Swing Loan, which shall be no less than one day and no longer than three days, and
(iii) the principal amount of such Swing Loan, which shall be not less than $1,000,000 and shall be an integral multiple of $100,000.

            2.5   MAKING REVOLVING CREDIT LOANS AND SWING LOANS.

            The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.4.1 [Committed Loan Requests], notify the Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of such Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Banks' Obligations, etc.]. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section 6.2 [Each Additional Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the applicable Borrowing Date, PROVIDED that if any Bank fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Section 9.16 [Availability of Funds].

                  2.5.1  MAKING SWING LOANS.

                  PNC Bank shall, after receipt by it of a Swing Loan Request pursuant to Section 2.4.2, fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 3:00 p.m., Pittsburgh time, on the Borrowing Date. Swing Loans shall bear interest at the Offered Rate Option.

            2.6   SWING LOAN NOTE.

            The obligation of the Borrower to repay the unpaid principal amount of the Swing Loans made to it by PNC Bank together with interest thereon shall be evidenced by a demand promissory note of the Borrower dated the Closing Date in substantially the form attached hereto as EXHIBIT 1.1(S) payable to the order of PNC Bank in a face amount equal to the Swing Loan Commitment of PNC Bank.

            2.7   USE OF PROCEEDS.

            The proceeds of the Loans shall be used to finance the Acquisition Transactions, to refinance the Existing Credit Facility, for general corporate purposes and in accordance with Section 7.1.9 [Use of Proceeds]. Subject to
Section 7.2.14 (v), proceeds of Loans may be used by the Borrower to make loans to or investments in Arch Western and Letters of Credit may be issued for the benefit or the use of any member of the Arch Western Group.

            2.8   BORROWINGS TO REPAY SWING LOANS.

            PNC Bank may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Bank shall make available to the Administrative Agent, on behalf of PNC Bank, an amount equal to such Bank's Revolving Credit Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC Bank so requests, accrued interest thereon, PROVIDED that no Bank shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Revolving Credit Ratable Share of the Letters of Credit Outstanding. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.4.1 without regard to any of the requirements of that provision. PNC Bank shall provide notice to all of the Banks (which may be telephonic or written notice by letter, facsimile or telex) of the amount of such Bank's Revolving Credit Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus accrued interest thereon, to be made available to the Administrative Agent on behalf of PNC Bank under this Section 2.8. The Administrative Agent shall promptly provide to each Bank notice of the apportionment thereof among the Banks, and the Banks shall be unconditionally obligated to fund such amount (whether or not the conditions specified in Section 2.4.1 are then satisfied) by the time PNC Bank so requests, which shall not be earlier than 3:00 p.m., Pittsburgh time, on the Business Day next after the date the Banks receive such notice of apportionment from the Administrative Agent.

            2.9   BID LOAN FACILITY.

                  2.9.1  BID LOAN REQUESTS.

                  Except as otherwise provided herein, beginning on the date that the Borrower's senior unsecured long-term debt, on a consolidated basis, has been rated Investment Grade and during any period thereafter when the Borrower's senior unsecured long-term debt, on a consolidated basis, is rated BBB- or better by Standard & Poor's or Baa3 or better by Moody's, the Borrower may from time to time prior to the Expiration Date request that the Banks make Bid Loans by delivery to the Administrative Agent not later than 10:00 a.m., Pittsburgh time, of a duly completed request therefor substantially in the form of EXHIBIT 2.9.1 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Bid Loan Request") at least one (1) Business Day prior to the proposed Bid Loan Borrowing Date if Borrower is requesting Fixed Rate Bid Loans and four (4) Business Days prior to the proposed Bid Loan Borrowing Date if Borrower is requesting Euro-Rate Bid Loans. The Administrative Agent may rely on the authority of any individual making a telephonic request referred to in the preceding sentence without the necessity of receipt of written confirmation. Each Bid Loan Request shall be irrevocable and shall specify (i) the proposed Bid Loan Borrowing Date, (ii) whether Borrower is electing the Bid Loan Fixed Rate Option or the Bid Loan Euro-Rate Option, (iii) the term of the proposed Bid Loan (the "Bid Loan Interest Period"), which may be no less than 7 days and no longer than 270 days if Borrower is requesting a Fixed Rate Bid Loan and one, two, three or six Months if Borrower is requesting a Euro-Rate Bid Loan, and (iv) the maximum principal amount (the "Requested Amount") of such Bid Loan (provided that a Bid Loan Interest Period shall in no event expire later than one (1) Business Days prior to the Expiration Date), which shall be not less than $10,000,000 and shall be an integral multiple of $5,000,000. After giving effect to such Bid Loan and any other Loan made on or before the Bid Loan Borrowing Date, the aggregate amount of all Revolving Credit Loans, Swing Loans and Bid Loans outstanding plus the Letters of Credit Outstanding shall not exceed the aggregate amount of the Revolving Credit Commitments of the Banks. There shall be at least one Business Day between each Bid Loan Borrowing Date. There shall be no requests for Bid Loans nor any Bid Loans made until the Business Day following the Syndication Date.

                  2.9.2  BIDDING.

                  The Administrative Agent shall promptly after receipt by it of a Bid Loan Request pursuant to Section 2.9.1 notify the Banks of its receipt of such Bid Loan Request specifying (i) the proposed Bid Loan Borrowing Date, (ii) whether the proposed Bid Loan shall be a Fixed Rate Bid Loan or a Euro-Rate Bid Loan, (iii) the Bid Loan Interest Period and (iv) the principal amount of the proposed Bid Loan. Each Bank may submit a bid (a "Bid") to the Administrative Agent not later than 10:00 a.m., Pittsburgh time, on the proposed Bid Loan Borrowing Date if Borrower is requesting a Fixed Rate Bid Loan or three (3) Business Days before the proposed Bid Loan Borrowing Date if Borrower is requesting a Euro-Rate Bid Loan by telephone (immediately confirmed in writing by letter, facsimile or telex). Each Bid shall specify: (A) the principal amount of proposed Bid Loans offered by such Bank (the "Offered Amount") (such Bid Loans may be funded by such Bank's Designated Lender as provided in Section 2.9.4; however, such Bank shall not be required to specify in its Bid whether such Bid Loans will be funded by such Designated Lender) which (i) may be less than, but shall not exceed, the Requested Amount, (ii) shall be at least $10,000,000 and shall be an integral multiple of $5,000,000 and (iii) may exceed such Bank's Revolving Credit Commitment, and (B) the Fixed Rate which shall apply to such proposed Bid Loan if Borrower has requested a Fixed Rate Bid Loan or the Euro-Rate Bid Loan Spread which shall apply to such proposed Bid Loan if Borrower has requested a Euro-Rate Bid Loan. If any Bid omits information required hereunder, the Administrative Agent may in its sole discretion attempt to notify the Bank submitting such

Bid. If the Administrative Agent so notifies a Bank, such Bank may resubmit its Bid provided that it does so prior to time set forth in this Section 2.9.2 above by which such Bank is required to submit its Bid to the Administrative Agent. The Administrative Agent shall promptly notify the Borrower of the Bids which it timely received from the Banks. If the Administrative Agent in its capacity as a Bank shall, in its sole discretion, make a Bid, it shall notify the Borrower of such Bid before 9:00 a.m., Pittsburgh time, on the proposed Bid Loan Borrowing Date if Borrower is requesting a Fixed Rate Bid Loan and three (3) Business Days before the proposed Borrowing Date if Borrower is requesting a Euro-Rate Bid Loan.

                  2.9.3  ACCEPTING BIDS.

                  The Borrower shall irrevocably accept or reject Bids by notifying the Administrative Agent of such acceptance or rejection by telephone (immediately confirmed in writing by letter, facsimile or telex) not later than 11:00 a.m., Pittsburgh time, on the proposed Bid Loan Borrowing Date if Borrower is requesting a Fixed Rate Bid Loan and three (3) Business Days before the proposed Borrowing Date if Borrower is requesting a Euro-Rate Bid Loan. If the Borrower elects to accept any Bids, its acceptance must meet the following conditions: (1) the total amount which Borrower accepts from all Banks must not be less than $10,000,000 and be in integral multiples of $5,000,000 and may not exceed the aggregate Requested Amount; (2) the Borrower must accept Bids based solely on the amount of the Fixed Rates or Euro-Rate Bid Loan Spreads, as the case may be, which each of the Banks quoted in their Bids in ascending order of the amount of Fixed Rates or Euro-Rate Bid Loan Spreads; (3) the Borrower may not borrow Bid Loans from any Bank (or such Bank's Designated Lender) on the Bid Loan Borrowing Date in an amount exceeding such Bank's Offered Amount; (4) if two or more Lenders make Bids at the same Fixed Rate (if Borrower Requested a Fixed Rate Bid Loan) or Euro-Rate Bid Loan Spread (if Borrower Requested a Euro-Rate Bid Loan) and the Borrower desires to accept a portion but not all of the Bids at such Fixed Rate or Euro-Rate Bid Loan Spread, as the case may be, the Borrower shall accept a portion of each Bid equal to the product of the Offered Amount of such Bid times the fraction obtained by dividing the total amount of Bids which Borrower is accepting at such Fixed Rate or Euro-Rate Bid Loan Spread, as the case may be, by the sum of the Offered Amounts of the Bids at such Fixed Rate or Euro-Rate Bid Loan Spread, PROVIDED that the Borrower shall round the Bid Loans allocated to each such Lender upward or downward as the Borrower may select to integral multiples of $5,000,000. The Administrative Agent shall (i) promptly notify a Bank that has made a Bid of the amount of its Bid that was accepted or rejected by the Borrower and (ii) as promptly as practical notify all of the Banks which submitted Bids of all Bids submitted and those which have been accepted.

                  2.9.4  FUNDING BID LOANS.

                  Each Bank whose Bid or portion  thereof is accepted  shall, or at its option shall cause its Designated Lender to, remit the principal amount of its Bid Loan to the Administrative Agent by 12:00 noon, Pittsburgh time, on the Borrowing Date. The Administrative Agent shall make such funds available to the Borrower on or before 1:00 p.m., Pittsburgh time, on the Borrowing Date PROVIDED that the conditions precedent to the making of such Bid Loan set forth in Section 6.2 [Each Additional Loan or Letter of Credit] have been satisfied not later than 10:00 a.m., Pittsburgh time, on the proposed Borrowing Date. If such conditions precedent have not been satisfied prior to such time, then (i) the Administrative Agent shall not make such funds available to the Borrower, (ii) the Bid Loan Request shall be deemed to be canceled, and (iii) the Administrative Agent shall return the amount previously funded to the Administrative Agent by each applicable Lender no later than the next following Business Day. The Borrower shall immediately notify the Administrative Agent of any failure to satisfy the conditions precedent to the making of Bid Loans under Section 6.2. The Administrative Agent may assume that Borrower has satisfied such conditions precedent if (i) the Borrower has delivered to the Administrative Agent the documents required to be delivered under Section 6.2, (ii) the Borrower has not notified the Administrative Agent that the Loan Parties have not satisfied any other conditions precedent, and
(iii) the Administrative Agent has no actual notice of such a failure. Any Designated Lender which funds a Bid Loan shall on and after the time of such funding become the obligee under such Bid Loan and be entitled to receive payment thereof when due. A Bank shall be relieved of its obligation to fund a Bid Loan upon the funding of such Bid Loan by its Designated Lender and not prior to such time.

                  2.9.5   SEVERAL OBLIGATIONS.

                  The obligations of the Banks to make Bid Loans after their Bids have been accepted are several. No Bank shall be responsible for the failure of any other Lender to make any Bid Loan which another Lender has agreed to make.

                  2.9.6   BID NOTES.

                  The obligation of the Borrower to repay the aggregate unpaid principal amount of the Bid Loans made to it by each Bank or its Designated Lender, as the case may be, together with interest thereon, shall be evidenced by a Bid Note dated as of the Closing Date payable to the order of such Bank and a Bid Note dated as of the date of the applicable Designation Agreement in favor of the Designated Lender named in such Designation Agreement in a face amount equal to the aggregate Revolving Credit Commitments of all of the Banks.

                  2.9.7   PAYMENTS AND PREPAYMENTS.

                  The Borrower shall repay each Bid Loan on the last day of the Interest Period with respect to such Bid Loan. The Borrower may not voluntarily prepay the Bid Loans.

            2.10  LETTER OF CREDIT SUBFACILITY.

                  2.10.1  ISSUANCE OF LETTERS OF CREDIT.

                  Borrower may request the issuance of a letter of credit (each a "Letter of Credit") on behalf of itself or another Loan Party by delivering to the Issuing Bank selected by the Borrower (with a copy to the Administrative Agent) a completed application and agreement for letters of credit in such form as such Issuing Bank may specify from time to time by no later than 10:00 a.m., Pittsburgh time, at least three (3) Business Days, or such shorter period as may be agreed to by the selected Issuing Bank, in advance of the proposed date of issuance. Each Letter of Credit shall be either a Standby Letter of Credit or a Commercial Letter of Credit. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.10, the Issuing Bank will issue a Letter of Credit PROVIDED that each Letter of Credit shall (A) have a maximum maturity of twelve (12) Months from the date of issuance, and (B) in no event expire later than ten (10) Business Days prior to the Expiration Date and PROVIDED that in no event shall
(i) the Letters of Credit Outstanding  exceed, at any one time,  $150,000,000 or
(ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. Subject to Section 7.2.14(v), Letters of Credit may be issued for the benefit or the use of, directly or indirectly, any member of the Arch Western Group. No Letters of Credit shall be issued for the benefit or the use of, directly or indirectly, any Significant Subsidiary which is a member of the Arch Coal Group which is not a party to the Guaranty Agreement until such time as such Significant Subsidiary has joined the Guaranty Agreement in accordance with Section 10.18 [Joinder of Guarantors].

                  2.10.2    LETTER OF CREDIT FEES.

                  Subject to the terms and conditions of this Agreement, any Issuing Bank selected by the Borrower shall issue the requested Letter of Credit. The Borrower shall also pay to the Issuing Bank for the Issuing Bank's sole account the Issuing Bank's then-in-effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Bank may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit. The Borrower shall pay to the Administrative Agent for the ratable account of the Banks a fee (the "Letter of Credit Fee") equal to the Applicable Letter of Credit Fee Rate then in effect (computed on the basis of a year of 360 days and actual days elapsed), which fee shall be computed on the daily average Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the first Business Day of each January, April, July and October following issuance of each Letter of Credit and on the Expiration Date.

                  2.10.3 PARTICIPATIONS IN LETTERS OF CREDIT; DISBURSEMENTS, REIMBURSEMENT.

                           2.10.3.1  Immediately upon issuance of each Letter of
Credit, and without further action, each Bank shall be deemed to, and hereby agrees that it shall, have irrevocably purchased, for such Bank's own account and risk, from the applicable Issuing Bank an individual participation interest in such Letter of Credit in an amount equal to such Bank's Revolving Credit Ratable Share of the maximum amount which is or at any time may become available to be drawn thereunder, and each Bank shall be responsible to reimburse such Issuing Bank immediately for its Revolving Credit Ratable Share of any disbursement under any Letter of Credit which has not been reimbursed by Borrower in accordance with Section 2.10.3.2 by making its Revolving Credit Ratable Share of the Revolving Credit Loans referred to in Section 2.10.3.3 available to the Administrative Agent for the account of the Issuing Bank. Upon the request of any Bank and no less frequently than once in each calendar month, the Administrative Agent shall notify each Bank of the amount of such Bank's participation in Letters of Credit.

                           2.10.3.2  In the event of any  request  for a drawing
under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrower and the Administrative Agent. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Issuing Bank shall sometimes be referred to as a "Reimbursement Obligation") the Administrative Agent on behalf of the Issuing Bank prior to 12:00 noon, Pittsburgh time, on each date that an amount is paid by the Issuing Bank under any Letter of Credit (each such date, a "Drawing Date") in an amount equal to the amount so paid by the Issuing Bank. In the event the Borrower fails to reimburse the Administrative Agent on behalf of the Issuing Bank for the full amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date, the Issuing Bank will promptly notify the Administrative Agent and each Bank thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Banks under the Revolving Credit Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit. Any notice given by the Administrative Agent or the Issuing Bank pursuant to this Section 2.10.3.2 may be oral if immediately confirmed in writing; PROVIDED that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                           2.10.3.3  Each Bank shall upon any notice pursuant to
Section 2.10.3.2 make available to the Administrative Agent, on behalf of the Issuing Bank, an amount in immediately available funds equal to its Revolving Credit Ratable Share of the amount of the drawing, whereupon the participating Banks shall each be deemed to have made a Revolving Credit Loan under the Revolving Credit Base Rate Option to the Borrower in that amount. If any Bank so notified fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Bank's Revolving Credit Ratable Share of such amount by no later than 2:00 p.m., Pittsburgh time, on the Drawing Date, then interest shall accrue on such Bank's obligation to make such payment from the Drawing Date to the date on which such Bank makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Credit Loans under the Revolving Credit Base Rate Option on and after the fourth day following the Drawing Date; PROVIDED, however, that in the event that a Bank does not timely receive notice in order to so fund its Revolving Credit Ratable Share to the Administrative Agent prior to 2:00 p.m., Pittsburgh time, on the Drawing Date, interest, with respect to the Drawing Date only, shall not accrue as previously described in this sentence. The Issuing Bank will promptly give notice to the Administrative Agent and each other Bank of the occurrence of the Drawing Date, but failure of the Issuing Bank to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligation under this Section 2.10.3.3.

                  2.10.4    [INTENTIONALLY OMITTED]

                  2.10.5    DOCUMENTATION.

                  Each Loan Party agrees to be bound by the terms of the selected Issuing Bank's application and agreement for letters of credit and the Issuing Bank's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, neither the Agents nor any Issuing Bank shall be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

                  2.10.6    DETERMINATIONS TO HONOR DRAWING REQUESTS.

                  In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

                  2.10.7    NATURE OF PARTICIPATION AND REIMBURSEMENT
                            OBLIGATIONS.

                  Each Bank's obligation in accordance with this Agreement to participate in Letters of Credit and make the Revolving Credit Loans, as contemplated by Section 2.10.3 [Participations in Letters of Credit; Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section
2.10.7 under all circumstances, including the following circumstances:

                           (i)   any set-off, counterclaim,  recoupment, defense
or other right which such Bank may have against any Issuing Bank, either Agent, the Borrower or any other Person for any reason whatsoever;

                           (ii)  the  failure  of any Loan  Party  or any  other
Person to comply with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.4 [Loan Requests], 2.5 [Making Revolving Credit Loans and Swing Loans] or 6.2 [Each Additional Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Revolving Credit Loan under Section 2.10.3 [Participations in Letters of Credit; Disbursements; Reimbursement];

                           (iii) any lack of validity or  enforceability  of any
Letter of Credit;

                           (iv)  the existence of any claim, set-off, defense or
other right which any Loan Party or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), either Agent, any Issuing Bank, or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

                            (v)    any  draft,  demand,  certificate   or  other
document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Issuing Bank has been notified thereof;

                            (vi)   payment by any Issuing Bank under any  Letter
of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                            (vii)  any   adverse   change   in   the   business,
operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

                            (viii) any  breach  of this  Agreement  or any other
Loan Document by any party thereto;

                            (ix)   the   occurrence   or   continuance   of   an
Insolvency Proceeding with respect to any Loan Party;

                            (x)    the  fact  that  an  Event  of  Default  or a
Potential Default shall have occurred and be continuing;

                            (xi)   the fact that the Expiration Date  shall have
passed  or  this  Agreement  or  the  Commitments   hereunder  shall  have  been
terminated; and

                            (xii)  any   other    circumstance    or   happening
whatsoever, whether or not similar to any of the foregoing.

                  2.10.8    INDEMNITY.

                  In addition to amounts payable as provided in Section 9.5 [Reimbursement and Indemnification of Agents by the Borrower], the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agents and each Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which any Agent or any Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of any Agent or any Issuing Bank as determined by a final judgment of a court of competent jurisdiction or (B) subject to the following clause (ii), the wrongful dishonor by an Issuing Bank of a proper demand for payment made under any Letter of Credit, or (ii) the failure of an Issuing Bank to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

                  2.10.9    LIABILITY FOR ACTS AND OMISSIONS.

                  As between any Loan Party, each Issuing Bank and the Agents, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither any Agent nor any Issuing Bank shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Bank shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of any Issuing Bank or any Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agents' rights or powers hereunder or of any of the rights or powers hereunder of any Issuing Bank. Nothing in the preceding sentence shall: (x) relieve any Agent from liability for such Agent's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence, or (y) relieve any Issuing Bank from liability for such Issuing Bank's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.

                  In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by any Agent or any Issuing Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put any Agent or any Issuing Bank under any resulting liability to the Borrower or any other Bank.

            2.11   [INTENTIONALLY OMITTED].

            2.12   TERM LOAN COMMITMENTS.

            Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Bank severally agrees to make a term loan (the "Term Loan") to the Borrower on the Closing Date in such principal amount as the Borrower shall request up to, but not exceeding such Bank's Term Loan Commitment.

            2.13   NATURE OF BANKS' OBLIGATIONS WITH RESPECT TO TERM LOANS.

            The obligations of each Bank to make Term Loans to the Borrower shall be in the proportion that such Bank's Term Loan Commitment bears to the Term Loan Commitments of all Banks to the Borrower, but each Bank's Term Loan to the Borrower shall never exceed its Term Loan Commitment. The failure of any Bank to make a Term Loan shall not relieve any other Bank of its obligations to make a Term Loan nor shall it impose any additional liability on any other Bank hereunder. The Banks shall have no obligation to make Term Loans hereunder after the Closing Date. The Term Loan Commitments are not revolving credit commitments, and the Borrower shall not have the right to borrow, repay and reborrow under Section 2.12 [Term Loan Commitments].

            2.14   TERM LOAN NOTES.

            The Obligation of the Borrower to repay the unpaid principal amount of the Term Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Term Note dated the Closing Date payable to the order of each Bank in a face amount equal to the Term Loan of such Bank. The principal amount as provided therein of the Term Notes shall be payable quarterly in arrears in installments of $15,000,000 each on the first day of each January, April, July and October after the Closing Date, commencing October 1, 1998 and the entire outstanding principal amount of the Term Notes shall be due and payable on the Term Loan Expiration Date.

            2.15   USE OF PROCEEDS.

            The proceeds of the Term Loans shall be used to finance the Acquisition Transaction, to refinance the Existing Credit Facility, for general corporate purposes and in accordance with Section 7.1.9 [Use of Proceeds].


                                3. INTEREST RATES

            3.1    INTEREST RATE OPTIONS.

            The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Revolving Credit Loans and Term Loans as selected by it from the Base Rate Option, Revolving Credit Euro-Rate Option or Term Loan Euro-Rate Option set forth below applicable to the Revolving Credit Loans or Term Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Revolving Credit Loans and Term Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Revolving Credit Loans or Term Loans comprising any Borrowing Tranche, PROVIDED that there shall not be at any one time outstanding more than nine (9) Borrowing Tranches in the aggregate among all of the Revolving Credit Loans and Term Loans accruing interest at a Revolving Credit Euro-Rate Option or Term Loan Euro-Rate Option, and PROVIDED further that only the Offered Rate Option shall apply to the Swing Loans. The Borrower shall pay interest in respect of the outstanding unpaid principal amount of each Bid Loan at the rate specified in the related Bid accepted by the Borrower with respect to which a Bid Loan is made. If at any time the designated rate applicable to any Loan exceeds such Lender's highest lawful rate, the rate of interest on such Loan shall be limited to such Lender's highest lawful rate.

                  3.1.1    INTEREST RATE OPTIONS.

                  (a) The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans (subject to the provisions above regarding Swing Loans):

                         (i)   REVOLVING CREDIT BASE RATE OPTION:  A fluctuating
rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                         (ii)  REVOLVING  CREDIT  EURO-RATE  OPTION:  A rate per
annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

                  (b) The Borrower shall have the right to select from the following Interest Rate Options applicable to the Term Loans:

                         (i)   TERM  LOAN  BASE  RATE OPTION: A fluctuating rate
per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                         (ii)  TERM  LOAN  EURO-RATE  OPTION:  A rate per  annum
(computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

Notwithstanding the foregoing, through and including the Initial Delivery Date, the Applicable Margin shall be the amount determined in accordance with the parameters set forth in SCHEDULE 1.1(A) but shall be no less than the amount set forth in the pricing grid under Level IV of PART (A) of SCHEDULE 1.1(A). It is expressly agreed that after the Initial Delivery Date until such time as the Borrower's senior unsecured long-term debt, on a consolidated basis, has been rated Investment Grade, the Applicable Margin shall be determined based upon PART (A) of

SCHEDULE 1.1(A), and for any period thereafter when a Debt Rating is in effect the Applicable Margin shall be the amount determined under PART (B) of SCHEDULE 1.1(A).

                  3.1.2  RATE QUOTATIONS.

                  The Borrower may call the Administrative Agent on or before the date on which a Committed Loan Request is to be delivered to receive an indication of the rates then in effect as to Revolving Credit Loans or Term Loans, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

                  3.1.3  CHANGE IN FEES OR INTEREST RATES.

                  If the Applicable Margin or Applicable Facility Fee Rate is increased or reduced with respect to any period for which the Borrower has already paid interest or Facility Fees, the Administrative Agent shall recalculate the additional interest or Facility Fees due from or to the Borrower and shall, within fifteen (15) Business Days after the Borrower notifies the Administrative Agent of such increase or decrease, give the Borrower and the Banks notice of such recalculation.

                           3.1.3.1  Any additional interest or Facility Fees due
from the Borrower shall be paid to the Administrative Agent for the account of the Banks on the next date on which an interest or fee payment is due; PROVIDED, however, that if there are no Loans outstanding or if the Loans are due and payable, such additional interest or Facility Fees shall be paid promptly after receipt of written request for payment from the Administrative Agent.

                           3.1.3.2  Any interest or Facility  Fees refund due to
the Borrower shall be credited against payments otherwise due from the Borrower on the next interest or fee payment due date or, if the Loans have been repaid and the Banks are no longer committed to lend under this Agreement, the Banks shall pay the Administrative Agent for the account of the Borrower such interest or Facility Fee refund not later than five (5) Business Days after written notice from the Administrative Agent to the Banks.

            3.2   INTEREST PERIODS.

            At any time when the Borrower shall select, convert to or renew a Revolving Credit Euro-Rate Option or Term Loan Euro-Rate Option, the Borrower shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify an interest period (the "Committed Loan
Interest Period") during which such Interest Rate Option shall apply, such Committed Loan Interest Period to be one, two, three or six Months; PROVIDED, however, that prior to the date which is the Business Day following the Syndication Date, only such periods as the Administrative Agent and the Borrower mutually agree, not to exceed a period of one Month, shall be available. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Revolving Credit Euro-Rate Option or Term Loan Euro-Rate Option:

                  3.2.1  ENDING DATE AND BUSINESS DAY.

                  any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  3.2.2  AMOUNT OF BORROWING TRANCHE.

                  each Borrowing Tranche of Revolving Credit Loans or Term Loans to which the Revolving Credit Euro-Rate Option or Term Loan Euro-Rate Option applies shall be in integral multiples of $5,000,000 and not less than $10,000,000;

                  3.2.3  TERMINATION BEFORE  APPLICABLE EXPIRATION DATE.

                  the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end, in the case of Revolving Credit Loans or Bid Loans after the Expiration Date, or in the case of Term Loans, after the Term Loan Expiration Date; and

                  3.2.4  RENEWALS.

                  in the case of the renewal of a Revolving Credit Euro-Rate Option or Term Loan Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

            3.3    INTEREST AFTER DEFAULT.

            To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

                  3.3.1  LETTER OF CREDIT FEES, INTEREST RATE.

                  the Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.10.2 [Letter of Credit Fees] or
Section 3.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum; and

                  3.3.2  OTHER OBLIGATIONS.

                  each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable until it is paid in full.

                  3.3.3  ACKNOWLEDGMENT.

                  The Borrower acknowledges that the increase in rates referred to in this Section 3.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Administrative Agent. Upon the occurrence of an Event of Default, no Loan may be made, converted to or renewed under the Euro-Rate Option.

            3.4 EURO-RATE UNASCERTAINABLE; ILLEGALITY; INCREASED COSTS; DEPOSITS NOT AVAILABLE.

                  3.4.1   UNASCERTAINABLE.

                  If, on any date on which a Euro-Rate would otherwise be determined with respect to Committed Loans or Bid Loans, the Administrative Agent shall have determined that:

                           (i)  adequate and  reasonable  means do not exist for
ascertaining such Euro-Rate, or

                           (ii) a contingency has occurred which  materially and
adversely affects the London interbank eurodollar market relating to the Euro-Rate,

then the Administrative Agent shall have the rights specified in Section 3.4.3.

                  3.4.2   ILLEGALITY; INCREASED COSTS; DEPOSITS NOT AVAILABLE.

                  If at any time any Lender shall have determined that:

                           (i)   the making, maintenance or  funding of any Loan
to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                           (ii)  such  Euro-Rate  Option will not adequately and
fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

                           (iii) after making all reasonable  efforts,  deposits
of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a Euro-Rate Option applies are not available to such Lender with respect to such Loan, in the London interbank market, then the Administrative Agent and the Lenders shall have the rights specified in
Section 3.4.3.

                  3.4.3   ADMINISTRATIVE AGENT'S AND LENDER'S RIGHTS.

                  In the case of any event specified in Section 3.4.1 above, the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 3.4.2 above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a Euro-Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 3.4.1 and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for the termination of Borrower's Bid Loan Request (without penalty) for such Loans if the Borrower has requested Bid Loans under the Bid Loan Euro-Rate Option and such notification shall be deemed to provide for the selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Revolving Credit Loans or Term Loans if the Borrower has requested the Euro-Rate Option with respect to such Revolving Credit Loans or Term Loans. If any Lender notifies the Administrative Agent of a determination under Section 3.4.2, the Borrower shall, subject to the Borrower's indemnification Obligations under Section 4.5.2 [Indemnity], as to any Loan of the Lender to which a Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 4.4.1 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

            3.5    SELECTION OF INTEREST RATE OPTIONS.

            If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Revolving Credit Loans under the Revolving Credit Euro-Rate Option or of Term Loans under the Term Loan Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option in the case of Revolving Credit Loans or Term Loan Base Rate Option in the case of Term Loans commencing upon the last day of the existing Interest Period.

                                   4. PAYMENTS

            4.1   PAYMENTS.

            All payments and prepayments to be made in respect of principal, interest, Facility Fees, Letter of Credit Fees, Administrative Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC Bank with respect to the Swing Loans and for the ratable accounts of the Banks with respect to the Revolving Credit Loans and Term Loans and for the account of the lending Lender with respect to the Bid Loans, in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the applicable Lenders in immediately available funds, PROVIDED that in the event payments are received by 11:00 a.m., Pittsburgh time, by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders (or applicable Lender, as the case may be) on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders (or applicable Lender, as the case may be) the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders (or applicable Lender, as the case may be). The Administrative Agent's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

            4.2   PRO RATA TREATMENT OF BANKS.

            Each borrowing of Revolving Credit Loans shall be allocated to each Bank according to its Revolving Credit Ratable Share (irrespective of the amount of Bid Loans outstanding), the Term Loans shall be allocated to each Bank according to its Term Loan Ratable Share and each selection of, conversion to or renewal of any Interest Rate Option applicable to Revolving Credit Loans or Term Loans and each payment or prepayment by the Borrower with respect to principal or interest on the Revolving Credit Loans or Term Loans or Facility Fees, Letter of Credit Fees, or other fees (except for the Administrative Agent's Fee) or amounts due from the Borrower hereunder to the Banks with respect to the Revolving Credit Loans or Term Loans, shall (except as provided in Section 3.4.3 [Administrative Agent's and Lender's Rights] in the case of an event specified in Sections 3.4 [Euro-Rate Unascertainable, etc.], 4.4.2 [Replacement of a Lender] or 4.5 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Revolving Credit Loans or Term Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion, as applicable, to the Revolving Credit Ratable Share or Term Loan Ratable Share, as the case may be, of each Bank. Each borrowing of a Bid Loan shall be made according to the provisions in Section 2.9 hereof and each payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Bid Loans shall be made to the Lenders in proportion to the amounts of such items due to such Lenders. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest or other amounts from the Borrower with respect to Swing Loans shall be made by or to PNC Bank according to Section 2.

            4.3   INTEREST PAYMENT DATES.

            Interest on Swing Loans or Revolving Credit Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each July, October, January and April after the date hereof and on the Expiration Date or upon acceleration of the Loans. Interest on Term Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each July, October, January and April after the date hereof and on the Term Loan Expiration Date or upon acceleration of the Loans. Interest on Committed Loans (other than Swing Loans) and Bid Loans to which the Euro-Rate Option applies and Bid Loans to which the Bid Loan Fixed Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the date that is three (3) months after the commencement of such Interest Period (and if applicable, the date that is six (6) months after the commencement of such Interest Period) of such Interest Period. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

            4.4   PREPAYMENTS.

                  4.4.1   VOLUNTARY PREPAYMENTS.

                  The Borrower shall have the right at its option from time to time to prepay the Committed Loans in whole or part without premium or penalty (except as provided in Section 4.4.2 below or in Section 4.5 [Additional Compensation in Certain Circumstances]):

                         (i)   at any time with respect to any Committed Loan to
which the Base Rate Option applies,

                         (ii)  on the last day of the applicable Interest Period
with respect to Committed Loans to which a Euro-Rate Option applies,

                         (iii) on the date  specified  in a notice by any Lender
pursuant to Section 3.4 [Euro-Rate Unascertainable, etc.] with respect to any Committed Loan to which a Euro-Rate Option applies.

Whenever the Borrower desires to prepay any part of the Committed Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m., Pittsburgh time, at least one (1) Business Day prior to the date of prepayment of the Committed Loans or no later than 1:00 p.m., Pittsburgh time, on the date of prepayment of Swing Loans setting forth the following information:

                         (x)  the date, which shall be a Business  Day, on which
the proposed prepayment is to be made;

                         (y)  the application of the prepayment  among the Swing
Loans, Term Loans and the Revolving Credit Loans; and

                         (z)  the total  principal  amount  of such  prepayment,
which shall not be less than $10,000,000 for any Revolving Credit Loan, and in increments of $1,000,000 above $10,000,000, not less than $10,000,000 for Term Loans and in increments of $1,000,000 above $10,000,000, and not less than $1,000,000 for Swing Loans, and in increments of $100,000 above $1,000,000.

All prepayment notices shall be irrevocable. The principal amount of the Committed Loans for which a prepayment notice is given, together with interest on such principal amount (except with respect to interest on Revolving Credit Loans to which the Revolving Credit Base Rate Option applies which shall be paid in accordance with this Agreement on the next due date for the payment thereof), shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All Term Loan prepayments permitted by this Section 4.4.1 shall be applied to the unpaid installments of principal of the Term Loans in the inverse order of scheduled maturities. Except as provided in Section 3.4.3 [Administrative Agent's and Lender's Rights], if the Borrower prepays a Committed Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (i) first to Swing Loans, then (ii) second to Revolving Credit Loans to which the Revolving Credit Base Rate Option applies, then (iii) third to Term Loans to which the Term Loan Base Rate Option applies, then (iv) fourth to Revolving Credit Loans to which the Revolving Credit Euro-Rate Option applies, and then (v) finally to Term Loans to which the Term Loan Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Section 4.5.2 [Indemnity]. Bid Loans can not be voluntarily prepaid by the Borrower.

                  4.4.2   REPLACEMENT OF A LENDER.

                  In the event any Lender (i) gives notice under Section 3.4 [Euro-Rate Unascertainable, etc.] or Section 4.5.1 [Increased Costs, etc.], (ii) does not fund Revolving Credit Loans, Term Loans or Bid Loans because the making of such Loans would contravene any Law applicable to such Lender, or (iii) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower shall have the right at its option, with the consent of the Administrative Agent, which shall not be unreasonably withheld (except that during any period when an Event of Default exists and is continuing, the Administrative Agent may withhold such consent in its sole discretion), to prepay the Loans of such Lender in whole, together with all interest accrued thereon, and terminate such Lender's Commitment within ninety
(90) days after (x) receipt of such Lender's notice under Section 3.4 [Euro-Rate Unascertainable, etc.] or 4.5.1 [Increased Costs, Etc.], (y) the date such Lender has failed to fund Revolving Credit Loans or Bid Loans because the making of such Loans would contravene Law applicable to such Lender, or (z) the date such Lender became subject to the control of an

Official Body, as applicable; PROVIDED that the Borrower shall also pay to such Lender at the time of such prepayment any amounts required under Section 4.5 [Additional Compensation in Certain Circumstances] (except that the Borrower shall not be required to indemnify such Lender for liabilities, losses or expenses under Section 4.5.2(i) sustained by such Lender as a consequence of the prepayment of the Loans of such Lender in accordance with this Section 4.4.2 on a day other than the last day of an Interest Period with respect to Loans to which a Euro-Rate Option or Bid Loan Fixed Rate Option applies if the Loans of such Lender are being prepaid because such Lender has determined that the making, maintenance or funding of such Loans by such Lender under the Euro-Rate Option has been made unlawful or because such Lender has become subject to the control of an Official Body) and any accrued interest due on such amount and any related fees; PROVIDED, however, that the Commitment, any Term Loan and any Bid Loan of such Lender shall be provided by one or more of the remaining Lenders or a replacement bank acceptable to the Agents and the Issuing Banks; PROVIDED, further, that the remaining Lenders shall have no obligation hereunder to increase their Commitments or provide the Bid Loan of such Lender. Notwithstanding the foregoing, the Administrative Agent may only be replaced subject to the requirements of Section 9.14 [Successor Agents] and an Issuing Bank may only be replaced if all Letters of Credit issued by such Issuing Bank have expired or been terminated or replaced.

                  4.4.3   CHANGE OF LENDING OFFICE.

                  Each Lender agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 3.4.2 [Illegality, etc.] or 4.5.1 [Increased Costs, etc.] with respect to such Lender, it will if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, PROVIDED that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage on such Lender's good faith determination, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 4.4.3 shall affect or postpone any of the Obligations of the Borrower or any other Loan Party or the rights of any Agent or any Lender provided in this Agreement.

                  4.4.4   VOLUNTARY REDUCTION OF COMMITMENTS.

                  The Borrower shall have the right, upon not less than five (5) Business Days' written irrevocable notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments, which notice shall specify the date and amount of any such reduction and otherwise be substantially in the form of
EXHIBIT 4.4.4 (a "Commitment Reduction Notice"). Any such reduction shall be in a minimum amount equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof, PROVIDED, that the Revolving Credit Commitments may not be reduced below the sum of the aggregate principal amount of all Revolving Facility Usage. Each reduction of Revolving Credit Commitments shall ratably reduce the Revolving Credit Commitments of the Banks.

                  4.4.5 MANDATORY PREPAYMENT UPON ISSUANCE OF CERTAIN DEBT AND CERTAIN EQUITY.

                  Within five (5) Business Days of the issuance by the Borrower or any Subsidiary of the Borrower (other than Excluded Subsidiaries), of any debt or equity securities for cash proceeds (including any hybrid equity securities), the Borrower shall make a mandatory prepayment of principal on the Term Loans equal to 75% of the Net Cash Proceeds of any debt securities and equal to 50% of the Net Cash Proceeds of any equity securities (each a "Mandatory Prepayment") (PROVIDED that no mandatory prepayment shall be required with respect to the issuance of debt or equity securities by such Persons following the Closing Date of up to $300,000,000 in the aggregate of such securities). Each Mandatory Prepayment shall be applied to payment in full of the principal amount of the Term Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Section 4.5.2 [Indemnity]. To the extent that a Mandatory Prepayment exceeds the outstanding principal amount of the Term Loans, such prepayment shall be limited to the amount necessary to prepay the Term Loans in full. If the Borrower's senior unsecured long-term debt, on a consolidated basis, is rated Investment Grade, then at any time thereafter when the Borrower issues debt or equity securities if the senior unsecured long-term debt of the Borrower is rated, as of the date of issuance of such debt or equity securities, by either Moody's at Baa3 or better or Standard & Poor's at BBB- or better, no Mandatory Prepayment pursuant to this Section 4.4.5 will be required to be made.

                  4.4.6   MANDATORY PREPAYMENT UPON SALE OF ASSETS.

                  Within five (5) Business Days of any sale of assets by any member of the Arch Coal Group authorized by Section 7.2.4(v) [Disposition of Assets or Subsidiaries], the Borrower shall make a mandatory prepayment of principal on the Term Loans equal to the Net Cash Proceeds of such sale (as estimated in good faith by the Borrower), together with accrued interest on such principal amount. All prepayments pursuant to this Section 4.4.6 shall be applied to payment in full of the principal amount of the Term Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Section 4.5.2 [Indemnity]. If the Borrower's senior unsecured long-term debt, on a consolidated basis, is rated Investment Grade, then at any time thereafter when any member of the Arch Coal Group sells assets in accordance with Section 7.2.4(v), if the senior unsecured long-term debt of the Borrower is rated, as of the date of such asset sale, by either Moody's at Baa3 or better or by Standards & Poor's at BBB- or better, no prepayment pursuant to this Section 4.4.6 will be required to be made.

            4.5   ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES.

                  4.5.1 INCREASED COSTS OR REDUCED RETURN RESULTING FROM TAXES, RESERVES, CAPITAL ADEQUACY REQUIREMENTS, EXPENSES, ETC.

                  If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                         (i)   subjects any  Lender  to  any tax  or changes the
basis of taxation with respect to this Agreement, the Committed Loans or the Bid Loans or payments by the Borrower of principal, interest, Facility Fees, or other amounts due from the Borrower hereunder (except for taxes on the overall net income of such Lender),

                         (ii)  imposes,   modifies  or   deems   applicable  any
reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Lender, or

                         (iii) imposes, modifies or deems applicable any capital
adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Lender, or (B) otherwise applicable to the obligations of any Lender under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Lender with respect to this Agreement, or the making, maintenance or funding of any part of the Committed Loans or the Bid Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Lender's capital, taking into consideration such Lender's customary policies with respect to capital adequacy) by an amount which such Lender in its sole discretion deems to be material, such Lender shall from time to time notify the Borrower and the Administrative Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Lender to be necessary to compensate such Lender for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

                  4.5.2  INDEMNITY.

                  In addition to the compensation required by Section 4.5.1 [Increased Costs, etc.], the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Lender to fund or maintain Loans subject to a Euro-Rate Option or the Bid Loan Fixed Rate Option) which such Lender sustains or incurs as a consequence of any

                         (i)   payment, prepayment, conversion or renewal of any
Loan to which a Euro-Rate Option or the Bid Loan Fixed Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due);

                         (ii)  attempt by the Borrower to revoke (expressly,  by
later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.4.1 [Committed Loan Requests], Section 2.4.2 [Swing Loan Requests], Section 2.9 [Bid Loan Facility] or Section 3.2 [Interest Periods] or notice relating to prepayments under Section 4.4.1 [Voluntary Prepayments];

                         (iii) default  by the  Borrower in the  performance  or
observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal of or interest on the Committed Loans or the Bid Loans, Facility Fees or any other amount due hereunder; or

                         (iv)  payment  or  prepayment  of any Bid Loan on a day
other than the maturity date thereof (whether or not such payment or prepayment is mandatory or voluntary).

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

            4.6   NOTES.

            Upon the request of any Bank, the Revolving Credit Loans or Term Loans made by such Bank may be evidenced by a Revolving Credit Note in the form of EXHIBIT 1.1(R) or a Term Note in the form of EXHIBIT 1.1(T).

            4.7   SETTLEMENT DATE PROCEDURES.

            In order to minimize the transfer of funds between the Banks and the Administrative Agent, the Borrower may borrow, repay and reborrow Swing Loans and PNC Bank may make Swing Loans as provided in Section 2.5 hereof during the period between Settlement Dates. Not later than 11:00 a.m., on each Settlement Date, the Administrative Agent shall notify each Bank of its Revolving Credit Ratable Share of the total of the Revolving Credit

Loans and the Swing Loans (each a "Required Share"). Prior to 2:00 p.m., Pittsburgh time, on such Settlement Date, each Bank shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Bank its Revolving Credit Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 4.7 shall relieve the Banks of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Sections 2.1.1 and 2.2. The Administrative Agent may at any time for any reason whatsoever require each Bank to pay immediately to the Administrative Agent such Bank's Revolving Credit Ratable Share of the outstanding Revolving Credit Loans, and each Bank may at any time require the Administrative Agent to pay immediately to such Bank its Revolving Credit Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans.

            4.8   TAXES.

                  4.8.1  NO DEDUCTIONS.

                  All payments made by the Borrower hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of the Lenders and all income and franchise taxes of the United States applicable to the Lenders (all such non-excluded taxes, levies, imposts deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under the Credit Agreement, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this subsection) the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law.

                  4.8.2  STAMP TAXES.

                  In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration, or otherwise with respect to, the Credit Agreement (hereinafter referred to as "Other Taxes").

                  4.8.3  INDEMNIFICATION FOR TAXES PAID BY LENDERS.

                  The Borrower shall indemnify the Lenders for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this subsection) paid by such Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender makes written demand therefor.

                  4.8.4   CERTIFICATE.

                  Within 30 days after the date of any payment of any Taxes by the Borrower, the Borrower shall furnish to the Administrative Agent for the benefit of the Lenders the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by the Borrower, the Borrower shall, if so requested by any Lender, provide a certificate of an officer of the Borrower to that effect.

                  4.8.5   SURVIVAL.

                  Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in subsections 4.8.1 through 4.8.4 shall survive the payment in full of principal and interest under any promissory note made by Borrower to any Lender under the Credit Agreement.

                  4.8.6   REFUND AND CONTEST.

                  If the Borrower determines in good faith that a reasonable basis exists for contesting any Taxes or Other Taxes with respect to which the Borrower was required to take the actions specified in the second sentence of subsection 4.8.1, the relevant Lender (to the extent such Lender reasonably determines in good faith that it will not suffer any adverse effect as a result thereof) shall cooperate with the Borrower in challenging the imposition of such Taxes or Other Taxes at the Borrower's expense if so requested by the Borrower in writing. If such Lender receives a refund of Taxes or Other Taxes for which the payment has been made by the Borrower pursuant to this Agreement, which refund in the good faith judgment of such Lender is attributable to the Borrower, then such Lender shall reimburse the Borrower for such amount as such Lender determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. No Lender nor any Agent shall be obliged to disclose information regarding its tax affairs or computations to Borrower in connection with this Section 4.8.6 or any other provision of Section 4.8.


                        5. REPRESENTATIONS AND WARRANTIES

            5.1   REPRESENTATIONS AND WARRANTIES.

            The Borrower represents and warrants to the Agents and each of the Lenders as follows:

                  5.1.1  ORGANIZATION AND QUALIFICATION.

                  Each Loan Party and each Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary and where the failure to so qualify could reasonably be expected to result in a Material Adverse Change.

                  5.1.2  SHARES OF BORROWER; SUBSIDIARIES; AND SUBSIDIARY
                         SHARES.

                  On the Closing Date, SCHEDULE 5.1.2 states the name of each of the Borrower's Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company. On the Closing Date,
SCHEDULE 5.1.2 also sets forth the jurisdiction of incorporation of the Borrower, its authorized capital stock (the "Borrower Shares") and the voting rights associated therewith. The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Borrower Shares, Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Borrower Shares and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. On the Closing Date, there are no options, warrants or other rights outstanding to purchase any such Borrower Shares, Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on SCHEDULE 5.1.2.

                  5.1.3  POWER AND AUTHORITY.

                         (a)  Each  Loan  Party  has full  power to enter  into,
execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part. The Borrower and each Subsidiary of the Borrower party to the Acquisition Documents has full power to enter into, execute, deliver and perform the Acquisition Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

                         (b)  To the knowledge  of the  Borrower  on the Closing
Date, based on representations made to it by or on behalf of the ACC Group in the Acquisition

Documents, each member of the ACC Group has full power to enter into, execute, deliver and perform the Acquisition Documents to which it is a party and all such actions have been duly authorized by all necessary proceedings on its respective part.

                  5.1.4   VALIDITY AND BINDING EFFECT.

                  (a) This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance. The Acquisition Documents have been duly and validly executed and delivered by the Borrower and each of its Subsidiaries party thereto. On the Closing Date, the Acquisition shall be consummated in accordance with the terms of the Acquisition Documents. The Acquisition Documents constitute the legal, valid and binding obligation of the Borrower and each of its Subsidiaries party thereto, enforceable against each such Person in accordance with the terms thereof, except to the extent that enforceability of the Acquisition Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law, affecting the enforceability of creditors' rights generally or limiting the right of specific performance. A complete copy of the Acquisition Documents has been delivered to the Administrative Agent.

                  (b) To the knowledge of the Borrower on the Closing Date, based on representations made to it by or on behalf of the ACC Group in the Acquisition Documents, each of the Acquisition Documents has been duly and validly executed and delivered by each member of the ACC Group party thereto. To the knowledge of the Borrower on the Closing Date, based on representations made to it by or on behalf of the ACC Group in the Acquisition Documents, each Acquisition Document constitutes the legal, valid and binding obligation of each member of the ACC Group party thereto, enforceable against each such member of the ACC Group in accordance with the terms thereof, except to the extent that enforceability of the Acquisition Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law, affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

                  5.1.5  NO CONFLICT.

                  (a) Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party or the Acquisition Documents by the Borrower or any Subsidiary of the Borrower party thereto, nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or, in the case of the Acquisition Documents, of the Borrower or any Subsidiary of the Borrower party thereto or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which the Borrower or any Subsidiary of the Borrower party to the Acquisition Documents, or any Loan Party or any Subsidiary of any Loan Party is a party or by which any of the foregoing Persons is bound or to which any of the foregoing Persons is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of the Borrower or any Subsidiary of the Borrower party to the Acquisition Documents or of any Loan Party or any Subsidiary of any Loan Party (other than Liens granted under the Loan Documents).

                  (b) To the knowledge of the Borrower on the Closing Date, based on representations made to it by or on behalf of the ACC Group in the Acquisition Documents, neither the execution and delivery of the Acquisition Documents by any member of the ACC Group, nor the consummation of the transactions therein contemplated or compliance with the terms and provisions thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any such Person or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any such Person is a party or by which any of the foregoing Persons is bound or to which any of the foregoing Persons is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any such Person.

                  5.1.6   LITIGATION.

                  There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate could reasonably be expected to result in a Material Adverse Change. None of the Loan Parties or any Subsidiary of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which could reasonably be expected to result in a Material Adverse Change.

                  5.1.7   FINANCIAL STATEMENTS.

                  (i)    HISTORICAL STATEMENTS.

                         (a) The  Borrower has  delivered to the  Administrative
Agent copies of its audited consolidated year-end financial statements for and as of the end of the fiscal year ended December 31, 1997 (the "Annual Statements"). In addition, the Borrower has delivered to the Administrative Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended March 31, 1998 (the "Interim Statements") (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments. The Borrower has delivered to the Administrative Agent copies of the audited consolidated year-end balance sheet for ACC as of the end of the fiscal years ended December 31, 1996 and December 31, 1997 and copies of the audited consolidated statements of income, of equity investment and of cash flows for each of the three years in the period ended December 31, 1997 (collectively, the "ACC Annual Statements").

                         (b) To the knowledge of the Borrower, as of the Closing
Date, based on representations made to it by or on behalf of the ACC Group in the Acquisition Documents, the ACC Annual Statements were compiled from the books and records maintained by ACC's management, are correct and complete and fairly represent the consolidated financial condition of ACC as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.

                  (ii)  ACCURACY OF FINANCIAL STATEMENTS.

                         (a)  Neither the  Borrower  nor any  Subsidiary  of the
Borrower has on the Closing Date any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which could reasonably be expected to result in a Material Adverse Change. Since December 31, 1997, no Material Adverse Change has occurred.

                         (b) To the knowledge of the Borrower, as of the Closing
Date, based on representations made to it by or on behalf of the ACC Group in the Acquisition Documents, ACC has no liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the ACC Annual Statements or in the notes thereto, and there are no unrealized or anticipated losses from any commitments of ACC which could reasonably be expected to result in a Material Adverse Change.

                  (iii) FINANCIAL PROJECTIONS. The Borrower has delivered to the Agents financial projections of the Borrower and its Subsidiaries for the period January 1, 1998 through and including December 31, 2002 derived from various assumptions of the Borrower's management (the "Financial Projections"). On the Closing Date, the Financial Projections represent a reasonable range of possible results in light of the history of the business (in the case of Arch Western, taking into consideration the ACC Annual Statements and the history of performance of Arch of Wyoming LLC), present and foreseeable conditions and the intentions of the Borrower's management. The Financial Projections accurately reflect the liabilities of the Borrower and its Subsidiaries upon consummation of the Acquisition and of the transactions contemplated hereby as of the Closing Date.

                  5.1.8  USE OF PROCEEDS; MARGIN STOCK.

                         5.1.8.1 GENERAL.

                         The Loan Parties shall use the proceeds of the Loans in
accordance with Sections 2.7, 2.15 and 7.1.9.

                         5.1.8.2  MARGIN STOCK.

                         None of the Loan Parties nor any Subsidiary of any Loan
Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties nor any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

                         5.1.8.3  [INTENTIONALLY OMITTED].

                  5.1.9  FULL DISCLOSURE.

                  On the Closing Date, neither this Agreement nor any other Loan Document, nor the Acquisition Documents, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, contains with respect to the Borrower and its Subsidiaries and to the knowledge of the Borrower with respect to the ACC Group based on representations made to it by or on behalf of the ACC Group in the Acquisition Documents, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. On the Closing Date, there is no fact known to any Loan Party which materially adversely affects the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

                  5.1.10  TAXES.

                  All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

                  5.1.11  CONSENTS AND APPROVALS.

                  No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on SCHEDULE 5.1.11, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on SCHEDULE
5.1.11. All material consents, approvals, exemptions, orders or authorization of, or registration or filing with, any Official Body or any other Person as required by any Law or any agreement in connection with the execution, delivery and carrying out of the Acquisition in accordance with the Acquisition Documents have been obtained or made on or prior to the Closing Date, except as otherwise indicated on SCHEDULE 5.1.11.

                  5.1.12 NO EVENT OF DEFAULT; COMPLIANCE WITH INSTRUMENTS AND MATERIAL CONTRACTS.

                  No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiary of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation could reasonably be expected to result in a Material Adverse Change. All Material Contracts described in clauses (ii) or
(iii) of the definition of "Material Contracts" to which any Loan Party or any Subsidiary of any Loan Party is a party or by which any Loan Party or Subsidiary of any Loan Party is bound are valid, binding and enforceable upon such Loan Party or Subsidiary and to the best knowledge of the Borrower upon each of the other parties thereto in accordance with their respective terms, and there is no default by any Loan Party or any Subsidiary of any Loan Party under any Material Contract nor, to the Loan Parties' knowledge, any default thereunder with respect to parties thereto other than any Loan Party or Subsidiary of a Loan Party except in each case to the extent the same could not reasonably be expected to result in a Material Adverse Change. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could reasonably be expected to result in a Material Adverse Change.

                  5.1.13  INSURANCE.

                  No notice has been given or claim made and no grounds exist to cancel or avoid any insurance policies or bonds to which the Loan Parties are subject, or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

                  5.1.14  COMPLIANCE WITH LAWS.

                  The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 5.1.18 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is doing business except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

                  5.1.15  INVESTMENT COMPANIES; REGULATED ENTITIES.

                  None of the Loan Parties or any Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiary of any Loan Party is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

                  5.1.16   PLANS AND BENEFIT ARRANGEMENTS.

                           (i) The  Borrower  and each other member of the ERISA
Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements and Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC (other than premium payments), and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA. All Plans and Benefit Arrangements have been administered in all material respects with their terms and applicable Law.

                           (ii)   No event requiring notice  to the  PBGC  under
Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                           (iii)  Neither the  Borrower  nor any other member of
the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                  5.1.17   EMPLOYMENT MATTERS.

                  Each of the Loan Parties and each of their Subsidiaries is in substantial compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply could reasonably be expected to result in a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case could reasonably be expected to result in a Material Adverse Change.

                  5.1.18  ENVIRONMENTAL MATTERS.

                  The Loan Parties and their Subsidiaries are and have been in substantial compliance with all Environmental Laws, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Change. Neither any property of any Loan Party or any Subsidiary of any Loan Party nor their respective operations conducted thereon violates any order of any court of governmental authority made pursuant to Environmental Laws except for noncompliance with respect thereto which could not reasonably be expected to result in a Material Adverse Change . There are no threatened or pending Environmental Claims against any Loan Party or any Subsidiary of any Loan Party which could reasonably be expected to result in a Material Adverse Change. Neither any Loan Party nor any Subsidiary of any Loan Party has received any notice from any governmental or regulatory authority regarding actual or contingent liability in connection with any release or threatened release of any Hazardous Substance into the environment which actual or contingent liability could reasonably be expected to result in a Material Adverse Change.

                  5.1.19  SENIOR DEBT STATUS.

                  The Obligations of each Loan Party under this Agreement, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least PARI PASSU in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

                  5.1.20  TITLE TO PROPERTIES.

                  Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all material properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. On the Closing Date, Arch Western, in accordance with the Purchase Agreement and the Contribution Agreement, shall have received as a contribution to its capital such assets as are necessary for the operation of the Business, including, without limitation, all material assets set forth in the ACC Balance Sheet (other than assets permitted to otherwise be sold or transferred by ACC in accordance with the Purchase
Agreement or Contribution Agreement prior to the Closing Date and other than those assets which, in accordance with the Purchase Agreement or Contribution Agreement, are not to be transferred by ACC to Arch Western).

                  5.1.21  BLACK LUNG.

                  As of the Closing Date, the Historical Statements, in the case of the Borrower and its Subsidiaries, and to the knowledge of the Borrower, on the Closing Date, based on representations made to it by or on behalf of the ACC Group in the Acquisition Documents, the ACC Annual Statements in the case of ACC, contain reasonably adequate reserves in accordance with GAAP for the respective black lung liabilities of the Borrower and its Subsidiaries and for ACC.

                  5.1.22  COASTAL AGREEMENT.

                  Canyon Fuel is a "Buyer Indemnitee" under the Coastal Agreement and, as such, has the rights of an "Indemnified Party" under the Coastal Agreement. Consummation of the Acquisition will not alter the rights of Canyon Fuel under the Coastal Agreement.

            5.2   CONTINUATION OF REPRESENTATIONS.

            Except as to those representations and warranties limited by their terms to the Closing Date, the Borrower makes the representations and warranties in this Section 5 on the date hereof and on the Closing Date, each date thereafter on which a Loan is made or a Letter of Credit is issued as provided in and subject to Sections 6.1 [First Loans and Letters of Credit] and

6.2 [Each Additional Loan or Letter of Credit] and on the Syndication Date as provided in and subject to Section 6.3 [Syndication].


           6. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

      The obligation of each Lender to make Loans and of the Issuing Banks to issue Letters of Credit hereunder is subject to the performance by the Borrower of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

            6.1   FIRST LOANS AND LETTERS OF CREDIT.

            On the Closing Date:

                  6.1.1  OFFICER'S CERTIFICATE.

                  The representations and warranties of the Borrower contained in Section 5 and of each Loan Party in each of the other Loan Documents shall be true and accurate on and as of the Closing Date (with each such representation and warranty to be made after giving effect to the consummation of the Acquisition) with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Administrative Agent for the benefit of each Lender a certificate of the Borrower dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower to each such effect.

                  6.1.2  SECRETARY'S CERTIFICATE.

                  There shall be delivered to the Administrative Agent for the benefit of each Lender a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

                         (i)   all action taken by each Loan Party in connection
with this Agreement and the other Loan Documents;

                         (ii)  the  names of  the officer or officers authorized
to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Administrative Agent and each Lender may conclusively rely; and

                         (iii) in  the  case  of  the  Borrower,  copies  of its
organizational documents, including its certificate of incorporation and bylaws as in effect on the Closing Date and, in the case of the certificate of incorporation certified by the appropriate state official where such documents are filed in a state office, together with certificates from the appropriate state officials as to the continued existence and good standing of the Borrower in the state of its formation and the state of its principal place of business.

                  6.1.3  DELIVERY OF GUARANTY AGREEMENT.

                  The Guaranty Agreement shall have been duly executed and delivered to the Administrative Agent for the benefit of the Lenders.

                  6.1.4  OPINION OF COUNSEL.

                  There shall be delivered to the Administrative Agent for the benefit of each Lender a written opinion of Kirkpatrick & Lockhart LLP and of Jeffry Quinn, the General Counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Administrative Agent), dated the Closing Date and in form and substance satisfactory to the Administrative Agent and its counsel:

                         (i)   as to the matters set forth in EXHIBIT 6.1.4; and

                         (ii)  as  to  such  other   matters   incident  to  the
transactions contemplated herein as the Administrative Agent may reasonably request.

There shall also be delivered to the Administrative Agent a copy of the opinion of John R. Lucas, Associate General Counsel to ARCO.

                  6.1.5  LEGAL DETAILS.

                  All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents and the Acquisition Documents shall be in form and substance satisfactory to the Administrative Agent and counsel for the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and said counsel, as the Administrative Agent or said counsel may reasonably request.

                  6.1.6  PAYMENT OF FEES.

                  The Borrower shall have paid or caused to be paid to the Arrangers all fees required to be paid by the Borrower to the Arrangers, to the Administrative Agent for itself and for the account of the Lenders to the extent not previously paid the Facility Fees, all other commitment and other fees accrued through the Closing Date and the costs and expenses for which the Arrangers and the Lenders are entitled to be reimbursed.

                  6.1.7   CONSENTS.

                  All material consents required to effectuate the transactions contemplated by the Loan Documents and by the Acquisition Documents shall have been obtained.

                  6.1.8 OFFICER'S CERTIFICATE REGARDING NO MATERIAL ADVERSE CHANGE AND SOLVENCY.

                  Since December 31, 1997, no Material Adverse Change shall have occurred; since December 31, 1997 and through the Closing Date, there shall have been no material change in the management of the Borrower; and there shall have been delivered to the Administrative Agent for the benefit of each Lender a certificate dated the Closing Date, in form and substance satisfactory to the Agents and signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower to each such effect and further certifying that the Borrower and its Subsidiaries, on a consolidated basis are Solvent and the accuracy of all representations and warranties by the Loan Parties under the Loan Documents, the compliance with all covenants under the Loan Documents and the absence of any Event of Default or Potential Default, with all certifications after giving effect to the Acquisition.

                  6.1.9   NO VIOLATION OF LAWS.

                  The making of the Loans, the issuance of the Letters of Credit and the consummation of the Acquisition and of the transactions contemplated by the Acquisition Documents shall not contravene any Law applicable to any Loan Party or any of the Lenders.

                  6.1.10  NO ACTIONS OR PROCEEDINGS.

                  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents, the Acquisition, the Acquisition Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Administrative Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents or which in the good faith judgment of the Agents could adversely affect the syndication of the Loans.

                  6.1.11  ACQUISITION.

                  Any material changes to the Contribution Agreement or the Purchase Agreement, and any changes to the forms of the Tax Sharing Agreement or the LLC Agreements delivered to the Arrangers at or about the time of execution of the Purchase Agreement, shall be reasonably satisfactory to the Arrangers in their sole discretion. The organization and capital structure of Arch Western shall be satisfactory to the Agents in their sole discretion. All conditions to closing shall have been satisfied under the Acquisition Documents or waived to the satisfaction of the Agents. The Acquisition shall have been consummated in accordance with the terms of the Acquisition Documents, and an Authorized Officer of the Borrower shall certify the foregoing to the Administrative Agent for the benefit of each Lender.

                  6.1.12  FINANCIAL PROJECTIONS.

                  The Financial Projections shall be satisfactory in form and substance to the Agents.

                  6.1.13  ARCH WESTERN CAPITAL AND FINANCING.

                  Contributions to the equity of Arch Western shall have been consummated on terms and conditions and in the amounts required by the Acquisition Documents. All conditions to closing shall have been satisfied under the Arch Western Credit Facility.

                  6.1.14  INSURANCE.

                  The Borrower shall have delivered to the Agents evidence of the insurance required under the Loan Documents.

                  6.1.15  PAYOFF OF EXISTING CREDIT FACILITY.

                  On or before the Closing Date, the Borrower shall have repaid the Existing Credit Facility and shall have terminated the Existing Credit Facility and all commitments to make loans or issue letters of credit thereunder, and the Borrower shall have provided evidence of all of the foregoing to the Agents to the satisfaction of the Agents.

                  6.1.16  NON-OCCURRENCE OF CERTAIN EVENTS.

                  No disruption or change in the financial, banking or capital markets shall have occurred or shall be pending which, in the good faith judgment of the Agents, could adversely affect the syndication of the Loans.

            6.2   EACH ADDITIONAL LOAN OR LETTER OF CREDIT.

            At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Borrower contained in Section 5 and of the Loan Parties in the other Loan Documents shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties  had been made on and as of such  date  (except  representations  and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Borrower shall have performed and complied with all covenants and conditions hereof; no Event of
Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to the Borrower or any Subsidiary of the Borrower or any of the Lenders; and the Borrower shall have delivered to the Administrative Agent (and the Issuing Banks in the case of a request for a Letter of Credit, and PNC Bank in the case of a request for a Swing Loan) a duly executed and completed Loan Request or application for a Letter of Credit as the case may be.

            6.3   SYNDICATION.

                  6.3.1  SYNDICATION DATE REPRESENTATIONS AND WARRANTIES.

                  (a)  On  the  Syndication   Date,  the   representations   and
warranties of the Borrower contained in Section 5 and of the Loan Parties in the other Loan Documents shall be true with the same effect as though such representations and warranties had been made on such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Borrower shall have performed and complied with all covenants and conditions hereof, and no Event of Default or Potential Default shall have occurred and be continuing or shall exist.

                  (b) On the Syndication Date, the Loan Parties shall deliver to the Administrative Agent for the benefit of the Lenders (i) an Officer's Certificate dated as of the Syndication Date with respect to the matters set forth in Sections 6.3.1(a), (ii) a Secretary's Certificate dated as of the Syndication Date with respect to the matters set forth in Section 6.1.2 and stating that there have been no changes in the charter documents or bylaws of the Borrower or any other Loan Party since the Closing Date, (iii) Revolving Credit Notes, Term Notes and Bid Notes dated as of the Syndication Date which give effect to the syndication on the Syndication Date of the Commitments of the Banks which originally executed the Credit Agreement in exchange for the original Revolving Credit Notes, Term Notes and Bid Notes issued to such Lenders, (iv) written opinions of the counsel to the Loan Parties identified in
Section 6.1.4 with respect to such matters as the Administrative Agent may request, and (v) acknowledgments dated as of the Syndication Date to the Loan Documents in form and substance satisfactory to the Administrative Agent.

                  6.3.2  SYNDICATION COOPERATION.

                  The Borrower will use all reasonable efforts to assist the Agents in syndicating the credit facilities, including participating in meetings with potential syndicate members. The Borrower agrees that it will cooperate with the Agents in syndicating the credit facilities, including, without limitation, by consenting to reasonable amendments to this Agreement (other than changes in pricing) and the other Loan Documents which may be required by potential syndicate members.


                                  7. COVENANTS

            7.1  AFFIRMATIVE COVENANTS.

            The Borrower  covenants and agrees that until payment in full of the
Loans and Reimbursement Obligations and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Borrower shall, and shall cause each of its Subsidiaries to, comply at all times with the following affirmative covenants:

                  7.1.1  PRESERVATION OF EXISTENCE, ETC.

                  The Borrower shall, and shall cause Arch Western to, maintain its legal existence as a corporation or limited liability company, as the case may be. The Borrower shall cause each of its Subsidiaries (other than Arch Western, which is subject to the previous sentence) to maintain its legal existence as a corporation, limited partnership or limited liability company, as the case may be, except as otherwise expressly permitted in Section 7.2.3 [Liquidations, Mergers, etc.]. The Borrower shall, and shall cause Arch Western to, maintain its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to so qualify or maintain such qualification could be corrected without a material adverse effect on the Borrower or Arch Western. The Borrower shall cause each of its Subsidiaries (other than Arch Western, which is subject to the previous sentence) to maintain its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Change.

                  7.1.2  PAYMENT OF LIABILITIES, INCLUDING TAXES, ETC.

                  The Borrower shall, and shall cause each of its Subsidiaries to, duly pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid after becoming due, might become a lien or charge upon any properties of the Borrower or any Subsidiary of the Borrower, PROVIDED that neither the Borrower nor any Subsidiary of the Borrower shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and with respect to which there are proper reserves as required by GAAP.

                  7.1.3  MAINTENANCE OF INSURANCE.

                  The Borrower shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary.

                  7.1.4  MAINTENANCE OF PROPERTIES AND LEASES.

                  The Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve all of its respective material properties, necessary or useful in the proper conduct of the business of the Borrower or such Subsidiary of the Borrower, in good working order and condition, ordinary wear and tear excepted.

                  7.1.5  VISITATION RIGHTS.

                  The Borrower shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Banks to visit and inspect during normal business hours any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Banks may reasonably request, PROVIDED that each Bank shall provide the Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection. In the event any Bank desires to conduct an audit of the Borrower or any Subsidiary of the Borrower, such Bank shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent.

                  7.1.6  KEEPING OF RECORDS AND BOOKS OF ACCOUNT.

                  The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                  7.1.7  PLANS AND BENEFIT ARRANGEMENTS.

                  The Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, could not reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

                  7.1.8  COMPLIANCE WITH LAWS.

                  The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, PROVIDED that it shall not be deemed to be a violation of this Section
7.1.8 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate could reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, comply with all Environmental Permits applicable to their respective operations and properties; obtain and renew all Environmental Permits necessary for their respective operations and properties; and manage, use and handle all Hazardous Substances in compliance with all applicable Environmental Laws, in each case, except for such non-compliance which would not or could not reasonably be expected to result in a Material Adverse Change.

                  7.1.9   USE OF PROCEEDS.

                  The Borrower will use the Letters of Credit and the proceeds of the Loans only for (i) general corporate purposes and for working capital for the Borrower and its Subsidiaries, (ii) to finance the Acquisition Transactions or (iii) to refinance the Existing Credit Facility. The Borrower's use of the Letters of Credit and the proceeds of the Loans shall not be for any purpose which contravenes any applicable Law or any provision hereof.

                  7.1.10  OPERATION OF MINES.

                  The Borrower shall, and shall cause each of its Subsidiaries to, operate their mines in all material respects in accordance with sound coal mining practices and all applicable Federal, state and local laws, rules and regulations, including, without limitation, laws and regulations relating to land reclamation, pollution control and mine safety.

                  7.1.11  MAINTENANCE OF MATERIAL CONTRACTS.

                  The Borrower shall, and shall cause each of its Subsidiaries to, comply with the provisions of and to maintain in full force and effect all Material Contracts to which any such Person is a party, except where the failure to so maintain in full force and effect a license, permit or a Material Contract could not be reasonably expected to result in a Material Adverse Change.

            7.2   NEGATIVE COVENANTS.

            The Borrower  covenants and agrees that until payment in full of the
Loans and Reimbursement Obligations and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Commitments, the Borrower shall, and shall cause each of its Subsidiaries to, comply with the following negative covenants:

                  7.2.1  INDEBTEDNESS.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                         (i)  Indebtedness under the Loan Documents;

                         (ii) additional  Indebtedness  of  the  Borrower or any
other Loan Party incurred after the Closing Date (not to exceed $300,000,000 in the aggregate outstanding for all Loan Parties at any time during any period prior to the date on which the senior unsecured long-term debt of the Borrower, on a consolidated basis, has been rated

Investment Grade) so long as, both before and after giving effect to any proposed additional Indebtedness:

                                 (y) the Borrower and its Subsidiaries  shall be
in compliance with Section 7.2.10 [Maximum Leverage Ratio], Section 7.2.11 [Minimum Fixed Charge Coverage Ratio], and Section 7.2.12 [Minimum Net Worth] determined on a pro forma basis (in the case of the Fixed Charge Coverage Ratio, the Minimum Net Worth test and the Leverage Ratio as of the end of the fiscal quarter most recently ended and as if such proposed additional Indebtedness was outstanding as of the first day of such fiscal quarter), and

                                 (z) the  covenants  and defaults  applicable in
respect of such proposed additional Indebtedness are not, taken as a whole, materially more restrictive with respect to the Borrower and its Subsidiaries than the covenants and defaults under this Agreement;

                         (iii) Indebtedness of Arch Western payable to Borrower,
subject to the limitations of Section 7.2.14(v);

                         (iv)  Indebtedness of Arch Western and its Subsidiaries
pursuant to the Arch Western Credit Facility;

                         (v)   Indebtedness of any  Subsidiary  of the  Borrower
which is a member of the Arch Coal Group payable to the Borrower or to any other member of the Arch Coal Group;

                         (vi)  Indebtedness  of the  Borrower  payable  to  Arch
Western; and

                         (vii) Indebtedness of the Borrower and its Subsidiaries
reflected in the Historical Statements (other than Indebtedness refinanced with the proceeds of the Loans) and any refinancings thereof or amendments thereto that do not increase the amount of such Indebtedness beyond an amount otherwise permitted by this Agreement.

                  7.2.2  LIENS.

                  The Borrower shall not, and shall not permit any member of the Arch Coal Group to, at any time create, incur, assume or suffer to exist any Lien on any of its respective property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens so long as the aggregate amount of all payments by any such Person in respect of all Indebtedness secured by such Permitted Liens does not at any time exceed seven and one-half percent (7 1/2%) of the total assets of the Arch Coal Group (exclusive of Investment in the Arch Western Group), as determined and consolidated in accordance with GAAP.

                  7.2.3  LIQUIDATIONS, MERGERS, CONSOLIDATIONS, ACQUISITIONS.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, PROVIDED that

                  (1) any Subsidiary of the Borrower may  consolidate  or merge
into  any  other   Subsidiary   of  the   Borrower   (except  for  the  Excluded
Subsidiaries),

                  (2) the Borrower and Arch Western may complete the Acquisition in accordance with the Acquisition Documents, and

                  (3) any Loan Party may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person or (B)
substantially all of assets of another Person or of a business or division of another Person (each a "Permitted Acquisition"), PROVIDED that each of the following requirements is met:

                         (i)   the board  of  directors   or  other   equivalent
governing body of such Person shall have approved such Permitted Acquisition;

                         (ii)  the business acquired,  or the business conducted
by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by the Loan Parties and shall comply with Section 7.2.7 [Continuation of or Change in Business];

                         (iii) no  Potential  Default or Event of Default  shall
exist   immediately   prior  to  and  after  giving  effect  to  such  Permitted
Acquisition;

                         (iv)  the  Borrower  and its  Subsidiaries  shall be in
compliance with the covenants contained in Sections 7.2.10 [Maximum Leverage Ratio], 7.2.11 [Minimum Fixed Charge Coverage Ratio], and 7.2.12 [Minimum Net Worth] determined on a pro forma basis after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition as if such liabilities were incurred as of the first day of the applicable period of determination).

                  7.2.4  DISPOSITIONS OF ASSETS OR SUBSIDIARIES.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment, general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of the Borrower), except:

                         (i)   transactions involving the  sale of  inventory in
the ordinary course of business;

                         (ii)  any  sale,  transfer or lease  of  assets  by any
Subsidiary of the Borrower which is a member of the Arch Coal Group to any other member of the Arch Coal Group or any sale, transfer or lease of assets by any Subsidiary of Arch Western which is a member of the Arch Western Group to any other member of the Arch Western Group;

                         (iii) any sale of assets if and to the  extent  the Net
Cash Proceeds thereof are applied within 90 days of the consummation of such sale to the purchase by the Borrower or a Subsidiary of substitute assets;
PROVIDED that the Borrower shall have delivered to the Administrative Agent a certificate (a "Replacement Sales Certificate") of the chief financial officer or the treasurer of the Borrower, certifying as to (x) the amount of such Net Cash Proceeds and (y) the fact that the Borrower or a Subsidiary shall invest such Net Cash Proceeds in substitute assets within 90 days after the date of consummation of such sale; and PROVIDED FURTHER that if and to the extent such Net Cash Proceeds are not so applied to the purchase of substitute assets within such 90-day period, such sale shall be deemed to have been made on the last day of such period pursuant to clause (v) below;

                         (iv)  any sale, transfer or lease  (including any lease
transaction under Section 7.2.9 [Off Balance Sheet Financing]) of assets, other than those specifically excepted pursuant to clauses (i) through (iii) above, PROVIDED that (a) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (b) the Borrower and its Subsidiaries shall be in compliance with the covenants contained in Sections
7.2.10 [Maximum Leverage Ratio], 7.2.11 [Minimum Fixed Charge Coverage Ratio], and 7.2.12 [Minimum Net Worth] determined on a pro forma basis after giving effect to each such sale, transfer or lease of assets, and (c) the aggregate net book value of all assets so sold by the Borrower and its Subsidiaries shall not exceed in any calendar year the greater of (x) $100,000,000 or (y) 5% of the total assets of the Arch Coal Group (exclusive of investment in the Arch Western Group) (as of the last day of such calendar year), determined and consolidated in accordance with GAAP; (v) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (iv) above or clause
(vi) below, so long as the Net Cash Proceeds are applied as a mandatory prepayment of the Term Loans in accordance with the provisions of Section 4.4.6;

                         (vi)  any transfer  of assets by the  Borrower  to Arch
Western as contemplated by the Contribution Agreement; or

                         (vii) any  transfer of assets by any member of the Arch
Western Group permitted by the Arch Western Credit Facility, as in effect on the Closing Date.

                  7.2.5  AFFILIATE TRANSACTIONS.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to) with any Affiliate of the Borrower unless such transaction is not otherwise prohibited by this Agreement and is entered into in the ordinary course of business upon fair and reasonable arm's length terms and conditions.

                  7.2.6  SUBSIDIARIES, PARTNERSHIPS AND JOINT VENTURES.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) the Excluded Subsidiaries, (ii) any Significant Subsidiary which has joined the Guaranty Agreement as Guarantor on the Closing Date; (iii) any Significant Subsidiary formed or acquired after the Closing Date which becomes a Guarantor in accordance with Section 10.18 [Joinder of Guarantors]; (iv) any Subsidiary which after the Closing Date becomes a Significant Subsidiary and which upon becoming a Significant Subsidiary becomes a Guarantor in accordance with Section 10.18 [Joinder of Guarantors] and (v) any Subsidiary which is not a Significant Subsidiary. The Borrower shall cause any of its Subsidiaries which at any time becomes a Significant Subsidiary to become a Guarantor in accordance with Section 10.18 [Joinder of Guarantors]. Neither the Borrower nor any Subsidiary of the Borrower shall become or agree to become (1) a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties or may make an Investment in a Permitted Joint Venture; PROVIDED, HOWEVER, that the aggregate permitted Investments in all Permitted Joint Ventures shall not at any time exceed, for all Loan Parties and their Subsidiaries, $50,000,000, or (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties and except that the Borrower may hold a limited liability company interest in Arch Western and Arch Western may hold limited liability company interests in its Subsidiaries which are members of the Arch Western Group.

                  7.2.7  CONTINUATION OF OR CHANGE IN BUSINESS.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the business substantially as conducted and operated by the Borrower or such Subsidiary as of the date of consummation of the Acquisition and any business substantially related thereto, and neither the Borrower nor any Subsidiary of the Borrower shall permit any material change in such business.

                  7.2.8  PLANS AND BENEFIT ARRANGEMENTS.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances results in liability under ERISA which could reasonably be expected to result in a Material Adverse Change.

                  7.2.9   OFF-BALANCE SHEET FINANCING.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any off-balance sheet transaction (i.e., the liabilities in respect of which do not appear on the liability side of the balance sheet) providing the functional equivalent of borrowed money (including asset securitizations [other than accounts receivable or inventory securitizations], sale/leasebacks, or Synthetic Leases), in excess, in the aggregate for the Borrower and its Subsidiaries as of any date of determination, of 7.5% of the sum, without duplication, of (y) the total assets of the Borrower and its Subsidiaries, determined and consolidated in accordance with GAAP as of the date of determination, and (z) with respect to each Special Subsidiary, an amount equal to the Appropriate Percentage multiplied by the total assets of such Person, determined in accordance with GAAP. For purposes of this Section 7.2.9, (a) "Synthetic Lease" shall mean any lease transaction under which the parties intend that (i) the lease will be treated as an "operating lease" by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended, and (ii) the lessee will be entitled to various tax benefits ordinarily available to owners (as opposed to lessees) of like property and (b) the amount of any lease which is not a capital lease in accordance with GAAP is the aggregate amount of minimum lease payments due pursuant to such lease for any noncancelable portion of its term.

                  7.2.10  MAXIMUM LEVERAGE RATIO.

                  The Borrower shall not at any time permit the Leverage Ratio to exceed the ratio set forth below for the periods specified below:

                  PERIOD                           RATIO

       Closing Date through and including
          December 31, 1998                    4.50 TO 1.00
                                               ------------
       January 1, 1999 through and
          including December 31, 1999          4.25 TO 1.00
                                               ------------
       January 1, 2000 through and
          including December 31, 2000          4.00 TO 1.00
                                               ------------
       January 1, 2001 through and
          including December 31, 2001          3.50 TO 1.00
                                               ------------

       January 1, 2002 and thereafter          3.00 TO 1.00
                                               ------------

                  7.2.11  MINIMUM FIXED CHARGE COVERAGE RATIO.

                  The Borrower shall not permit the Fixed Charge Coverage Ratio, to be less than the ratio set forth below for the periods specified below:

                  PERIOD                            RATIO
       Closing Date through and including
          December 31, 1998                     2.50 TO 1.00
                                                ------------
       January 1, 1999 through and
          including December 31, 1999           2.75 TO 1.00
                                                ------------
       January 1, 2000 through and
          including December 31, 2000           3.00 TO 1.00
                                                ------------

       January 1, 2001 and thereafter           3.25 TO 1.00
                                                ------------

                  7.2.12  MINIMUM NET WORTH.

                  The Borrower shall not at any time permit Consolidated Tangible Net Worth to be less than the Base Net Worth.

                  7.2.13  NO RESTRICTION ON DIVIDENDS.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or be bound by any agreement which prohibits or restricts, in any manner, the payment of dividends (whether in cash, securities, property or otherwise), other than restrictions applicable to the Arch Western Group set forth in the Arch Western Credit Facility, other than restrictions applicable to Arch Western set forth in the Arch Western LLC Agreement and other than restrictions applicable to Canyon Fuel set forth in the Canyon Fuel LLC Agreement.

                  7.2.14  LOANS AND INVESTMENTS.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds (other than, in the ordinary course of business, royalty bonds or bonds securing performance by the Borrower or a Subsidiary of the Borrower under bonus bids), notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other Investment or interest in, or make any capital contribution to, any other Person (an "investment"), or agree, become or remain liable to do any of the foregoing, except:

                         (i)   trade  credit  extended  on  usual  and customary
terms in the ordinary course of business;

                         (ii)  investments by  the Borrower in its  Subsidiaries
which are members of the Arch Coal Group;

                         (iii) Permitted Investments;

                         (iv)  investments  in   Permitted   Joint  Ventures  in
accordance with Section 7.2.6 [Subsidiaries, Partnerships and Joint Ventures];

                         (v)   investments by the Borrower in, or  reimbursement
obligations by the Borrower to an Issuing Bank with respect to any Letter of Credit issued for the direct or indirect benefit of, Arch Western (collectively the "Permitted Investments in Arch Western"); PROVIDED, HOWEVER, that the Borrower shall not make any Permitted Investment in Arch Western if at the time such investment is proposed to be made and after giving effect thereto (x) the aggregate amount of the Permitted Investments in Arch Western would exceed $100,000,000 and (y) the Leverage Ratio would be greater than 3.00 to 1.00; and

                         (vi)  loans and advances permitted by Section 7.2.1(v).

                  7.2.15  NO AMENDMENTS TO ACQUISITION DOCUMENTS.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any amendment or modification to or waiver or consent under (or solicit any such amendment, modification, waiver or consent) any of the Acquisition Documents or the Coastal Agreement which could reasonably be expected to be material and adverse to the Banks without the prior written consent of the Agents.

            7.3   REPORTING REQUIREMENTS.

            The Borrower covenants and agrees that until payment in full of the Loans and Reimbursement Obligations, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Borrower will furnish or cause to be furnished to the Administrative Agent and each of the Banks:

                  7.3.1  QUARTERLY FINANCIAL STATEMENTS.

                  As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower and its Subsidiaries, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter, related consolidated and consolidating statements of income and stockholders' equity and related consolidated statement of cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The Borrower will be deemed to have complied with the delivery requirements with respect to the consolidated financial statements required to be delivered under this Section
7.3.1 if within forty-five (45) days after the end of its fiscal quarter, the Borrower delivers to the Administrative Agents and each of the Banks a copy of the Borrower's Form 10-Q as filed with the SEC and the financial statements contained therein meet the requirements described in this Section.

                  7.3.2  ANNUAL FINANCIAL STATEMENTS.

                  As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, financial statements of the Borrower and its Subsidiaries consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, related consolidated and consolidating statements of income and stockholders' equity and related consolidated statement of cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified, in the case of the consolidated financial statements, by independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. The Borrower will be deemed to have complied with the delivery requirements with respect to the consolidated financial statements required to be delivered under this Section 7.3.2 if within ninety (90) days after the end of its fiscal year, the Borrower delivers to the Administrative Agent and each of the Banks a copy of the Borrower's Annual Report and Form 10-K as filed with the SEC and the financial statements and certification of public accountants contained therein meet the requirements described in this Section.

                  7.3.3  CERTIFICATE OF THE BORROWER.

                  Concurrently with the financial statements of the Borrower furnished to the Administrative Agent and to the Banks pursuant to Sections
7.3.1 [Quarterly Financial Statements] and 7.3.2 [Annual Financial Statements], a certificate of the Borrower signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower, in the form of EXHIBIT 7.3.3, to the effect that, except as described pursuant to Section 7.3.4 [Notice of Default],
(i) the representations and warranties of the Borrower contained in Section 5 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time which shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 7.2 [Negative Covenants].

                  7.3.4  NOTICE OF DEFAULT.

                  Promptly after any officer of the Borrower has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower setting forth the details of such Event of

Default or Potential Default and the action which the Borrower proposes to take with respect thereto.


                  7.3.5  NOTICE OF LITIGATION.

                  Promptly after the commencement thereof or promptly after the determination thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or any Subsidiary of any Loan Party, which (x) involve or could be reasonably expected to involve assessments against any Loan Party or any Subsidiary of any Loan Party in excess of $20,000,000, individually or in the aggregate, or (y) involve a claim or series of claims which if adversely determined could reasonably be expected to result in a Material Adverse Change.

                  7.3.6  NOTICE OF CHANGE IN DEBT RATING.

                  Within five (5) Business Days after Standard & Poor's or Moody's announces a change in the Borrower's Debt Rating, notice of such change. Borrower will deliver together with such notice a copy of any written notification which Borrower received from the applicable rating agency regarding such change of Debt Rating.

                  7.3.7  NOTICES REGARDING PLANS AND BENEFIT ARRANGEMENTS.

                         7.3.7.1 CERTAIN EVENTS.

                         Promptly upon becoming aware of the occurrence thereof,
notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                         (i)   any Reportable Event with respect to the Borrower
or any other member of the ERISA Group which has not been waived by the PBGC,

                         (ii)  any  Prohibited  Transaction  which could subject
the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder but only if the assessment of such civil penalty or tax could reasonably be expected to result in a Material Adverse Change,

                         (iii) any  assertion of material  withdrawal  liability
with respect to any Multiemployer Plan,

                         (iv)  any  partial  or  complete   withdrawal   from  a
Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                         (v)    any cessation  of operations (by the Borrower or
any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA where such cessation of operations is likely to result in a material liability under ERISA Sections 4060 or 4064,

                         (vi)   withdrawal by the  Borrower  or any other member
of the ERISA Group from a Multiple Employer Plan where such withdrawal is likely to result in material withdrawal liability,

                         (vii)  a failure by the Borrower or any other member of
the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

                         (viii) the adoption of an amendment to a Plan requiring
the provision of security to such Plan pursuant to Section 307 of ERISA, or

                         (ix)   any  change  in  the  actuarial  assumptions  or
funding methods used for any Plan, where the effect of such change is to materially increase the unfunded benefit liability or obligation to make periodic contributions.

                         7.3.7.2 NOTICES OF INVOLUNTARY TERMINATION AND ANNUAL REPORTS.

                         As soon as available  or within  thirty (30) days after
receipt thereof, copies of (a) all notices received by the Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Administrative Agent or any Lender, each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

                         7.3.7.3  NOTICE OF VOLUNTARY TERMINATION.

                         Promptly upon the filing thereof,  copies of any notice
of standard termination with the PBGC, or any successor or equivalent form, filed with the PBGC in connection with the termination of any Plan.

                  7.3.8  OTHER INFORMATION.

                  Promptly following request therefor, such other information as any Agent or Lender may reasonably request.


                                   8. DEFAULT

            8.1   EVENTS OF DEFAULT.

            An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

                  8.1.1  PAYMENTS UNDER LOAN DOCUMENTS.

                  The Borrower shall fail to pay (i) any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity) or Reimbursement Obligation when such principal is due hereunder or
(ii) any interest on any Loan or Reimbursement Obligation or any other amount owing hereunder or under the other Loan Documents within three (3) Business Days after such interest or other amount becomes due in accordance with the terms hereof or thereof;

                  8.1.2  BREACH OF WARRANTY.

                  (a) Any representation or warranty made by the Borrower in Sections 5.1.3(b), 5.1.4(b), 5.1.5(b), 5.1.7(i)(b), 5.1.7(ii)(b) or, with respect to the ACC Group, in Section 5.1.9 hereof shall prove to have been false or misleading as of the time it was made by the Borrower without giving effect to the qualification in each such Section that the Borrower was making such representation or warranty "to the knowledge of the Borrower", to an extent that could reasonably be expected to result in a Material Adverse Change;

                  (b) Any other representation or warranty made at any time by the Borrower herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

                  8.1.3  BREACH OF NEGATIVE COVENANTS OR VISITATION RIGHTS.

                  Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 7.1.5 [Visitation Rights],
Section 7.2 [Negative Covenants] or 7.3.4 [Notice of Default];

                  8.1.4  BREACH OF OTHER COVENANTS.

                  (a) Any of the Loan Parties shall fail to timely perform the covenants set forth in Sections 7.3.1, 7.3.2 or 7.3.3 [Reporting Requirements] and such default shall continue unremedied for a period of thirty (30) Business Days after any officer of any Loan Party becomes aware of the occurrence thereof;

                  (b) Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty
(30) Business Days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Administrative Agent in its sole discretion);

                  8.1.5  DEFAULTS IN OTHER AGREEMENTS OR INDEBTEDNESS.

                  A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness or any Derivatives Obligations under which any Loan Party or Subsidiary of any Loan Party (other than Excluded Subsidiaries) may be obligated as a borrower or guarantor in excess of $20,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes (or with the giving of notice or the passage of time or both would permit or cause) the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

                  8.1.6  JUDGMENTS OR ORDERS.

                  Any judgments or orders for the payment of money in excess of $20,000,000 in the aggregate shall be entered against any Loan Party or any Subsidiary of any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry; PROVIDED, however, that any such judgment or order shall not be an Event of Default under this
Section 8.1.6 if and for so long as (i) the amount of such judgment or order in excess of $20,000,000 is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order;

                  8.1.7  LOAN DOCUMENT UNENFORCEABLE.

                  Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against any Loan Party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

                  8.1.8   UNINSURED LOSSES; PROCEEDINGS AGAINST ASSETS.

                  Any of the Loan Parties' or any of their Subsidiaries' assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

                  8.1.9   NOTICE OF LIEN OR ASSESSMENT.

                  A notice of Lien or assessment in excess of $20,000,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' or any of their Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

                  8.1.10  INSOLVENCY.

                  The Borrower and its Subsidiaries, taken as a whole, cease to be Solvent;

                  8.1.11  EVENTS RELATING TO PLANS AND BENEFIT ARRANGEMENTS.

                  Any of the following occurs: (i) any Reportable Event, which the Administrative Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan;
(iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Administrative Agent determines in good faith that the amount of the Borrower's liability is likely to exceed 10% of its Consolidated Tangible Net Worth; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi),
(vii), (viii) or (ix), the Administrative Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

                  8.1.12  CESSATION OF BUSINESS.

                  The Loan Parties, taken as a whole, cease to conduct their business as contemplated, except as expressly permitted under Section 7.2.3 [Liquidations, Mergers, etc.] or 7.2.4 [Dispositions of Assets and
Subsidiaries], or are enjoined, restrained or in any way prevented by court order from conducting all or any material part of their business and such injunction, restraint or other preventive order is not dismissed within thirty
(30) days after the entry thereof;

                  8.1.13  CHANGE OF CONTROL.

                          (i) Any person or group of persons (within the meaning
of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) other than Ashland Inc. shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) 35% or more of the voting capital stock of the Borrower; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

                  8.1.14  INVOLUNTARY PROCEEDINGS.

                  A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party or any Material Subsidiary of a Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or any Material Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undisguised or unseated and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

                  8.1.15  VOLUNTARY PROCEEDINGS.

                  Any Loan Party or any Material Subsidiary of a Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

            8.2   CONSEQUENCES OF EVENT OF DEFAULT.

                  8.2.1 EVENTS OF DEFAULT OTHER THAN BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

                  If an Event of Default  specified under Sections 8.1.1 through
8.1.13 shall occur and be continuing, the Banks, the Issuing Banks and the Administrative Agent shall be under no further obligation to make Revolving Credit Loans, Swing Loans or Bid Loans or issue Letters of Credit, as the case may be (and the Administrative Agent shall not make any Swing Loans without the consent of the Required Banks nor shall any Issuing Bank issue any Letter of Credit without consent of the Required Banks), and the Administrative Agent may, and upon the request of the Required Banks shall, by written notice to the Borrower, take one or both of the following actions: (i) terminate the Commitments and thereupon the Commitments shall be terminated and of no further force and effect, or (ii) declare the unpaid principal amount of the Revolving Credit Loans, Term Loans, Bid Loans and Swing Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (iii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent and the Banks, and grants to the Administrative Agent and the Banks a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Administrative Agent shall return such cash collateral to the Borrower; and

                  8.2.2  BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

                  If an Event of Default specified under Section 8.1.14 [Involuntary Proceedings] or 8.1.15 [Voluntary Proceedings] shall occur, the Commitments shall automatically terminate and be of no further force and effect, the Lenders shall be under no further obligation to make Revolving Credit Loans, Swing Loans or Bid Loans hereunder or to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

                  8.2.3  SET-OFF.

                  If an Event of Default shall occur and be continuing, any Lender to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Lender which has agreed in writing to be bound by the provisions of Section 9.13 [Equalization of Lenders] and any branch, Subsidiary or Affiliate of such Lender or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Lender or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Lender or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Lender or the Administrative Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Guaranty or any other security, right or remedy available to any Lender or the Administrative Agent; and

                  8.2.4  SUITS, ACTIONS, PROCEEDINGS.

                  If an Event of Default shall occur and be continuing, and whether or not the Administrative Agent shall have accelerated the maturity of the Committed Loans pursuant to any of the foregoing provisions of this Section 8.2, the Agents or any Lender, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of any Agent or such Lender; and

                  8.2.5  APPLICATION OF PROCEEDS.

                  From and after the date on which the Administrative Agent shall have taken any action pursuant to this Section 8.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Administrative Agent from the exercise of any remedy by the Administrative Agent shall be applied as follows:

                         (i)   first, to reimburse the Administrative  Agent and
the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Administrative Agent or the Lenders in connection with collection of any Obligations of any of the Loan Parties under any of the Loan Documents;

                         (ii)  second, to the repayment of all Indebtedness then
due and unpaid of the Loan Parties to the Lenders incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Administrative Agent may determine in its discretion; and

                         (iii) the balance, if any, as required by Law.

                  8.2.6  OTHER RIGHTS AND REMEDIES.

                  In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Administrative Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Administrative Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Administrative Agent and the Lenders under the Loan Documents or applicable Law.

            8.3  RIGHT OF COMPETITIVE BID LOAN LENDERS.

            If any Event of Default shall occur and be continuing, the Lenders which have any Bid Loans then outstanding to the Borrower (the "Bid Loan Lenders") shall not be entitled to accelerate payment of the Bid Loans or to exercise any right or remedy related to the collection of the Bid Loans until the Commitments shall be terminated hereunder pursuant to Section 8.2. Upon such a termination of the Commitments, references to Revolving Credit Loans in
Section 8.2 shall be deemed to apply also to the Bid Loans and the Bid Loan Lenders shall be entitled to all enforcement rights given to a holder of a Revolving Credit Loan in Section 8.2.


                                  9. THE AGENTS

            9.1  APPOINTMENT.

            Each Lender hereby designates, appoints and authorizes: (i) PNC Bank to act as Administrative Agent for such Lender under this Agreement and the other Loan Documents for such Lender under this Agreement and to execute and deliver or accept on behalf of each of the Lenders the other Loan Documents, and
(ii) authorizes each of PNC Bank and Morgan to act as Agent for such Lender under this Agreement. Each Lender hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agents, the Administrative Agent or any of them by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Administrative Agent on behalf of the Lenders to the extent provided in this Agreement, and each of PNC Bank and Morgan agrees to act as Agent on behalf of the Banks to the extent provided in this Agreement.

            9.2  DELEGATION OF DUTIES.

            The Agents and the Administrative Agent may perform any of their respective duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of their respective duties as Agents or the Administrative Agent, as the case may be) and, subject to Sections
9.5 [Reimbursement and Indemnification of Agents by the Borrower] and 9.6 [Exculpatory Provisions; Limitation of Liability], shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

            9.3  NATURE OF DUTIES; INDEPENDENT CREDIT INVESTIGATION.

            Neither the Agents nor the Administrative Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Administrative Agent and of the Agents shall be mechanical and administrative in nature; neither the Administrative Agent nor the Agents shall have by reason of this Agreement a fiduciary or trust relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent or any Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "Agents" in this Agreement with reference to the Agents or Administrative Agent, as the case may be, is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Lender expressly acknowledges (i) that neither the Administrative Agent nor any Agent has made any representations or warranties to it and that no act by the Administrative Agent or any Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Agent to any Lender; (ii) that it has made and will continue to make, without reliance upon the Administrative Agent or any Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that neither the Administrative Agent nor any Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan, the issuance of any Letter of Credit or at any time or times thereafter.

            9.4  ACTIONS IN DISCRETION OF AGENTS; INSTRUCTIONS FROM THE BANKS.

            The Administrative Agent and each Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Administrative Agent's or such Agent's rights, powers or discretion herein, PROVIDED that neither the Administrative Agent nor any Agent shall be required to take any action which exposes the Administrative Agent or any Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Administrative Agent and each Agent shall have authority, in their sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section 9.6 [Exculpatory Provisions, etc.]. Subject to the provisions of Section 9.6, no Lender shall have any right of action whatsoever against the Administrative Agent or any Agent as a result of the Administrative Agent or any Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Administrative Agent or the Agents, as the case may be.

            9.5  REIMBURSEMENT AND INDEMNIFICATION OF AGENTS BY THE Borrower.

            The Borrower unconditionally agrees to pay or reimburse the Administrative Agent and each Agent and hold the Administrative Agent and each Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of outside counsel, appraisers and environmental consultants, incurred by the Administrative Agent or any Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents,
(ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent or any Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent or any Agent hereunder or thereunder, PROVIDED that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Administrative Agent's or any Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld.

            9.6  EXCULPATORY PROVISIONS; LIMITATION OF LIABILITY.

            Neither the Administrative Agent, any Agent nor any of their respective directors, officers, employees, agents, attorneys or Affiliates shall
(a) be liable to any Lender for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Lender, the Administrative Agent or any Agent or any of their respective Subsidiaries against the Administrative Agent, any Agent, any Lender or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and the Borrower (for itself and on behalf of each of its Subsidiaries), the Administrative Agent, each Agent and each Lender hereby waives, releases and agrees never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Lender agrees that, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or any Agent hereunder or given to the Administrative Agent or any Agent for the account of or with copies for the Lenders, the Administrative Agent, each Agent and each of their respective directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Administrative Agent, any Agent or any of their directors, officers, employees, agents, attorneys or Affiliates.

            9.7  REIMBURSEMENT AND INDEMNIFICATION OF AGENTS BY THE LENDERS.

            Each Lender agrees to reimburse  and  indemnify  the  Administrative
Agent and each Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Revolving Credit Ratable Share and/or Term Loan Ratable Share, as applicable, from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, expenses or disbursements, including attorneys' fees and disbursements, and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, the Agents, or any of them in their respective capacities as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent or any Agent hereunder or thereunder, PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements
(a) if the same results from the Administrative Agent's or any Agent's gross negligence or willful misconduct, as the case may be, or (b) if such Lender was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Lender shall remain liable to the extent such failure to give notice does not result in a loss to the Lender), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Lender, which shall not be unreasonably withheld. In addition, each Lender agrees promptly upon demand to reimburse the Administrative Agent and each Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Revolving Credit Ratable Share and its Term Loan Ratable Share, as applicable, for all amounts due and payable by the Borrower to the Administrative Agent or the Agents, as the case may be in connection with the periodic audit of the Loan Parties' books, records and business properties by the Administrative Agent or the Agents.

            9.8   RELIANCE BY AGENTS.

            The Administrative Agent and each Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Administrative Agent or any Agent. The Administrative Agent and each Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

            9.9   NOTICE OF DEFAULT.

            Neither the Administrative Agent nor any Agent shall be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless such person has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

            9.10  NOTICES.

            Each of the Administrative Agent and each Agent agrees to promptly send to each Bank a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Administrative Agent shall promptly notify the Borrower and the other Banks of each change in the Base Rate and the effective date thereof.

            9.11  BANKS IN THEIR INDIVIDUAL CAPACITIES.

            With respect to its Revolving Credit Commitment, Term Loan Commitment, the Revolving Credit Loans, the Term Loans, the Swing Loans, the issuance of any Letter of Credit and any Bid Loans made by it and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Administrative Agent and each Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Administrative Agent or an Agent, as the case may be, and the term "Banks" shall, unless the context otherwise indicates, include the Administrative Agent and each Agent in its individual capacity. PNC Bank and its Affiliates, Morgan and its Affiliates, each other Agent and its Affiliates, and each of the Lenders and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with the Loan Parties and their Affiliates, in the case of the Administrative Agent or any Agent, as though it were not acting as Administrative Agent or Agent, as the case may be, hereunder and in the case of each Lender, as though such Lender were not a Lender hereunder. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates or any Agent or its respective Affiliates may (i) receive information regarding the Loan Parties (including information that may be subject to confidentiality obligations in favor of the Loan Parties) and acknowledge that neither the Administrative Agent nor any Agent shall be under any obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

            9.12  HOLDERS OF NOTES.

            The Administrative Agent and each Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the Agents. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

            9.13  EQUALIZATION OF LENDERS.

            The Lenders and the holders of any participations in any Commitments or Loans or other rights or obligations of a Lender hereunder agree among themselves that, with respect to all amounts received by any Lender or any such holder for application on any Obligation hereunder or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Lenders and such holders in proportion to their interests in payments on the Loans, except as otherwise provided in Sections 3.4.3 [Administrative Agent's and Lender's Rights], 4.4.2 [Replacement of a Lender] or 4.5 [Additional Compensation in Certain Circumstances]. The Lenders or any such holder receiving any such amount shall purchase for cash from each of the other Lenders an interest in such Lender's Loans in such amount as shall result in a ratable participation by the Lenders and each such holder in the aggregate unpaid amount of the Loans, PROVIDED that if all or any portion of such excess amount is thereafter recovered from the Lender or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Lender or the holder making such purchase.

            9.14  SUCCESSOR AGENTS.

            Any Agent or the Administrative Agent (i) may resign as Agent or Administrative Agent, as the case may be or (ii) shall resign if such resignation is requested by the Required Banks (if the Agent or Administrative Agent is a Bank, such Agent's or Administrative Agent's

Loans and Commitment shall be considered in determining whether the Required Banks have requested such resignation) or required by Section 4.4.2 [Replacement of a Lender], in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrower. If any Agent or the Administrative Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor to such Agent or Administrative Agent, as the case may be, for the Banks, subject to the consent of the Borrower, such consent not to be unreasonably withheld (PROVIDED, THAT, no consent of the Borrower shall be required during any period when an Event of Default exists and is continuing), or (b) if a successor Agent or Administrative Agent shall not be so appointed and approved within the thirty (30) day period following an Agent's or the Administrative Agent's notice, as the case may be, to the Banks of its resignation, then the resigning Administrative Agent or resigning Agent, as the case may be, shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld (PROVIDED, THAT, no consent of the Borrower shall be required during any period when an Event of Default exists and is continuing), a successor who shall be a Bank shall serve as Administrative Agent or Agent, as the case may be, until such time as the Required Banks appoint and the Borrower consents to the appointment of a successor to such resigning Administrative Agent or Agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor Administrative Agent or Agent shall succeed to the rights, powers and duties of the resigning Administrative Agent or Agent, as the case may be, and the terms "Agent" and "Administrative Agent" shall mean such successor Agent or Administrative Agent, as the case may be, effective upon its appointment, and the former Administrative Agent's or Agent's rights, powers and duties as an Agent or Administrative Agent shall be terminated without any other or further act or deed on the part of such former Agent or Administrative Agent or any of the parties to this Agreement. After the resignation of the Administrative Agent or any Agent hereunder, the provisions of this Section 9 shall inure to the benefit of such former Administrative Agent and each former Agent, and such former Administrative Agent and each former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was Administrative Agent or an Agent under this Agreement.

            9.15  ADMINISTRATIVE AGENT'S FEES.

            The Borrower shall pay to the Administrative Agent a nonrefundable fee (the "Bid Loan Processing Fee") in connection with processing Bid Loans and a nonrefundable fee (the "Administrative Agent's Fee") for the Administrative Agent's services hereunder under the terms of a letter (the "Administrative Agent's Letter") between the Borrower and the Administrative Agent, as amended from time to time.

            9.16  AVAILABILITY OF FUNDS.

            The Administrative Agent may assume that each Lender has made or will make the proceeds of a Loan available to the Administrative Agent unless the Administrative Agent shall have been notified by such Lender on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or two (2) hours before the time on which the Administrative Agent actually funds the proceeds of such Loan to the Borrower (whether using its own funds pursuant to this Section 9.16 or using proceeds deposited with the Administrative Agent by the Lenders and whether such funding occurs before or after the time on which Lenders are required to deposit the proceeds of such Loan with the Administrative Agent). The Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Administrative Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three (3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.

            9.17  CALCULATIONS.

            In the absence of gross negligence or willful misconduct, the Administrative Agent shall not be liable for any error in computing the amount payable to any Lender whether in respect of the Loans, fees or any other amounts due to the Lenders under this Agreement. In the event an error in computing any amount payable to any Lender is made, the Administrative Agent, the Borrower and each affected Lender shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

            9.18  BENEFICIARIES.

            Except as expressly provided herein, the provisions of this Section 9 are solely for the benefit of the Administrative Agent, each Agent and the Lenders, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent and each Agent shall act solely as the Administrative Agent or Agent, as the case may be, of the Lenders and do not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.


                                10. MISCELLANEOUS

            10.1  MODIFICATIONS, AMENDMENTS OR WAIVERS.

            With the written consent of the Required Banks, the Administrative Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; PROVIDED, that no such agreement, waiver or consent may be made which will:

                  10.1.1 INCREASE OF REVOLVING CREDIT COMMITMENTS; EXTENSION
                         OF EXPIRATION DATE; MODIFICATION OF TERMS OF PAYMENT.

                  Without the written consent of the Required Banks and all Banks which have a Revolving Credit Commitment, increase the amount of the Revolving Credit Commitment of any Bank hereunder, extend the Expiration Date, whether or not any Revolving Credit Loans are outstanding, extend the time for payment of principal or interest of any Revolving Credit Loan, the Facility Fee or any other fee payable to any Bank which has a Revolving Credit Commitment, reduce the principal amount of or the rate of interest borne by any Revolving Credit Loan, reduce the rate of the Facility Fee or any other fee payable to any Bank which has a Revolving Credit Commitment;

                  10.1.2 INCREASE OF TERM LOAN COMMITMENTS; EXTENSION OF TERM
                         LOAN EXPIRATION DATE; MODIFICATION OF TERMS OF PAYMENT.

                  Without the written consent of the Required Banks and all Banks which have a Term Loan Commitment, increase the amount of the Term Loan Commitment of any Bank hereunder, extend the Term Loan Expiration Date, whether or not any Term Loans are outstanding, extend the time for payment of principal or interest of any Term Loan, or any fee payable to any Bank which has a Term Loan Commitment, reduce the principal amount of or the rate of interest borne by any Term Loan, reduce the rate of the Facility Fee or any other fee payable to any Bank which has a Term Loan Commitment;

                  10.1.3 RELEASE OF GUARANTOR.

                  Without the written consent of all Banks, release any Guarantor from its Obligations under the Guaranty Agreement or any other security for any of the Loan Parties' Obligations, other than, prior to an Event of Default upon the request by the Borrower to the Administrative Agent, release from the Guaranty Agreement of any Subsidiary which is no longer a Significant Subsidiary (which request shall be accompanied by evidence satisfactory to the Administrative Agent in its sole discretion that the Subsidiary which the Borrower is requesting be so released from the Guaranty Agreement is no longer a Significant Subsidiary and that at the time of the requested release no Letters of Credit are outstanding directly or indirectly for the benefit of such Subsidiary nor are any Reimbursement Obligations due and owing by such Subsidiary), which release from the Guaranty Agreement of a non Significant Subsidiary may be granted solely by the Administrative Agent without the approval of any Bank; or

                  10.1.4 MISCELLANEOUS.

                  Without the written consent of all Banks, amend Sections 4.2 [Pro Rata Treatment of Banks], 9.6 [Exculpatory Provisions, etc.] or 9.13 [Equalization of Lenders] or this Section 10.1, alter any provision regarding the pro rata treatment of the Lenders, change the definition of Required Banks, or change any requirement providing for the Lenders, all the Lenders or the Required Banks to authorize the taking of any action hereunder; PROVIDED, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of any Agent in its capacity shall be effective without the written consent of such Agent; no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent in its capacity shall be effective without the written consent of the Administrative Agent; and no agreement, waiver or consent which would modify the interests, rights or obligations of any Issuing Bank as the issuer of Letters of Credit shall be effective without the written consent of such Issuing Bank.

            10.2  NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED.

            No course of dealing and no delay or failure of the Administrative Agent, any Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent, each Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

            10.3 REIMBURSEMENT AND INDEMNIFICATION OF LENDERS BY THE BORROWER; TAXES.

            The Borrower agrees unconditionally upon demand to pay or reimburse to each Lender (other than the Administrative Agent and the Agents, as to which the Borrower's Obligations are set forth in Section 9.5 [Reimbursement and Indemnification of Agents by the Borrower]) and to save such Lender harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of outside counsel) for each Lender (except with respect to (A) and (B) below), incurred by such Lender
(a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Lender, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Lender hereunder or thereunder, PROVIDED that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Lender's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Lenders will attempt to minimize the fees and expenses of legal counsel for the Lenders which are subject to reimbursement by the Borrower hereunder by considering the use of one law firm to represent the Lenders, the Administrative Agent, and the Agents if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Administrative Agent, any Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Administrative Agent, each Agent and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

            10.4  HOLIDAYS.

            Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day, such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Revolving Credit Loans, Bid Loans and Swing Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day and the Term Loans shall be due on the Business Day preceding the Term Loan Expiration Date if the Term Loan Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 3.2 [Interest Periods] with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

            10.5  FUNDING BY BRANCH, SUBSIDIARY OR AFFILIATE.

                  10.5.1  NOTIONAL FUNDING.

                  Each Lender shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 10.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Lender) of such Lender to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 4.5 [Additional Compensation in Certain Circumstances] than it would have been in the absence of such change. Notional funding offices may be selected by each Lender without regard to such Lender's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Lender.

                  10.5.2  ACTUAL FUNDING.

                  Each Lender shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Lender to make or maintain such Loan subject to the last sentence of this
Section 10.5.2. If any Lender causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Lender, but in no event shall any Lender's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Lender or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Lender (including any expenses incurred or payable pursuant to Section 4.5 [Additional Compensation in Certain Circumstances]) which would otherwise not be incurred.

            10.6  NOTICES.

            All notices, requests, demands, directions and other communications (as used in this Section 10.6, collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on SCHEDULE 1.1(B) hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, PROVIDED, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex,
(d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agents or to the Administrative Agent shall not be effective until received. Any Lender giving any notice to the Borrower shall simultaneously send a copy thereof to the Administrative Agent, and the Administrative Agent shall promptly notify the other Lenders of the receipt by it of any such notice. Each Designated Lender appoints its Designating Bank as its agent for the purpose of delivering and receiving all notices hereunder as more fully set forth in Section 10.11 [Successors and Assigns] and in its Designation Agreement with such Designating Bank. Any notice delivered to the Borrower shall be deemed to be notice to the Loan Parties and shall be binding upon all of the Loan Parties.

            10.7  SEVERABILITY.

            The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

            10.8   GOVERNING LAW.

            Each   Letter  of  Credit  and  Section   2.10   [Letter  of  Credit
Subfacility] shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles, and the balance of this Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

            10.9   PRIOR UNDERSTANDING.

            This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

            10.10  DURATION; SURVIVAL.

            All representations and warranties of the Borrower contained herein or made by any Loan Party in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Administrative Agent, any Agent or the Lenders, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Borrower contained in Sections 7.1 [Affirmative Covenants], 7.2 [Negative Covenants] and
7.3 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in Section 4 [Payments] and Sections 9.5 [Reimbursement and Indemnification of Agents by the Borrower], 9.7 [Reimbursement and Indemnification of Agents by Lenders] and 10.3 [Reimbursement and Indemnification of Lenders by the Borrower, etc.], shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.

            10.11 SUCCESSORS AND ASSIGNS.

                  10.11.1  BINDING EFFECT; ASSIGNMENTS BY BORROWER.

                  This Agreement shall be binding upon and shall inure to the benefit of the Lenders, the Agents, the Administrative Agent, the Issuing Banks, the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights and Obligations hereunder or any interest herein without the consent of all of the Banks (each on its own behalf and on behalf of any Designated Lenders of such Bank).

                  10.11.2 ASSIGNMENTS AND PARTICIPATIONS BY BANKS OTHER THAN ASSIGNMENTS OF BID LOANS AMONG DESIGNATING BANKS AND DESIGNATED LENDERS.

                  This Section shall apply to any assignment or participation by a Lender of its Loans, Letters of Credit Outstanding or Commitments except for assignments or designations of Bid Loans among Designating Banks or Designated Lenders described in Section 10.11.3. Each Bank may, at its own cost, make assignments of all or any part of its Revolving Credit Commitment and Revolving Credit Loans, Term Loan Commitment and Term Loans, Bid Loans and its Revolving Credit Ratable Share of Letters of Credit Outstanding to one or more banks or other entities, subject to the consent of the Borrower (which consent shall not be required during any period in which an Event of Default exists), the applicable Issuing Banks, and the Administrative Agent with respect to any assignee, such consents not to be unreasonably withheld, and PROVIDED that assignments may not be made in amounts less than $5,000,000 (unless such assignment is an assignment of all of a Banks Loans or Commitments) and a Lender may assign a Bid Loan to another Person only if either such Lender is a Bank and is simultaneously assigning all or a portion of its Revolving Credit Commitment to such Person, or the assignee is already a Bank hereunder. Each Lender may, at its own cost, grant participations in all or any part of its Revolving Credit Commitment and the Revolving Credit Loans, Term Loan Commitment and Term Loans, and Bid Loans made by it and of its Revolving Credit Ratable Share of Letters of Credit Outstanding to one or more banks or other entities, without the consent of any party hereto. In the case of an assignment of all or any portion of a Term Loan Commitment or a Revolving Credit Commitment, upon receipt by the Administrative Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments in Section 2.1 shall be adjusted accordingly, and upon surrender of any Revolving Credit Note or Term Note subject to such assignment, the Borrower shall execute and deliver a new Revolving Credit Note or Term Note to the assignee in an amount equal to the amount of the Revolving Credit Commitment or Term Loan Commitment assumed by it and a new Revolving Credit Note or Term Note to the assigning Bank in an amount equal to the Revolving Credit Commitment or Term Loan Commitment retained by it hereunder. The assigning Lender shall surrender its Bid Note if it is assigning all of its Revolving Credit Commitment. The Borrower shall execute and deliver to the assignee a Bid Note in the form of EXHIBIT 1.1(B). Any assigning Lender shall pay to the Administrative Agent a service fee in the amount of $3,500 for each assignment, which amount shall not be subject to reimbursement or indemnification by the Borrower. In the case of a participation, the participant shall have only the rights specified in Section 8.2.3 [Set-Off] (the participant's rights against the selling Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 10.1.1, 10.1.2 and 10.1.3), all of such Lender's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Lender had not sold such participation. Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Administrative Agent the form of certificate described in
Section 10.17 relating to federal income tax withholding. Each Lender may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees or participants), PROVIDED that such assignees and participants agree to be bound by the provisions of Section 10.12.

                  10.11.3 ASSIGNMENTS OF BID LOANS AMONG DESIGNATING BANKS AND DESIGNATED LENDERS.

                           10.11.3.1  ASSIGNMENTS TO DESIGNATED LENDERS.

                           Any Bank (each a "Designating Bank") may at any time,
subject to the consent of the Borrower, which consent shall not be unreasonably withheld, and subject to the terms of this Section 10.11.3.1, designate one or more Designated Lenders to fund Bid Loans which the Designating Bank is required to fund. The provisions of Section 10.11.2 [Assignments and Participations, etc.] shall not apply to any such designation. No Bank shall be entitled to make more than two such designations. The parties to each such designation shall execute and deliver to the Administrative Agent, for its acceptance, a
Designation Agreement. Upon its receipt of an appropriately completed Designation Agreement executed by a Designating Bank, a designee representing that it is a Designated Lender and the Borrower, the Administrative Agent will accept such Designation Agreement. From and after the later of the date on which the Administrative Agent receives the executed Designation Agreement and the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to make any Bid Loan on behalf of its Designating Bank pursuant to Section 2.9 after the Borrower has accepted a Bid (or a portion thereof) of the Designating Bank. The Designating Bank shall not be obligated to designate its Designated Lender to fund any Bid Loan, and such Designated Lender shall not be obligated to fund any Bid Loan, each such designation being subject to the agreement of the Designating Bank and its Designated Lender and to be made at the time that such Bid Loan is made. Each Designating Bank shall serve as the agent of the Designated Lender for purposes of giving and receiving all communications and notices and taking all actions hereunder, including without limitation votes, approvals, waivers, consents and amendments under or relating to this Agreement or the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Bank as agent for the Designated Lender and shall not be signed by the Designated Lender. The Borrower, the Agents, the Administrative Agent and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. Any Designated Lender which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Administrative Agent the form of certificate described in Section 10.17 [Tax Withholding Clause] relating to federal income tax withholding.

                           10.11.3.2  ASSIGNMENTS BY DESIGNATED LENDERS.

                           Any Designated  Lender may assign its Bid Loan to its
Designating Bank or to another Designated Lender designated by such Designating Bank and such assignment shall not be subject to the requirements of Section
10.11.2 [Assignments and Participations, etc.], PROVIDED that the Designated Lender and Designating Bank shall notify the Administrative Agent promptly of such assignment.

                           10.11.3.3 WAIVERS AND CERTAIN MATTERS REGARDING CONDUITS AS DESIGNATING BANKS.

                           Notwithstanding  any  provision of this  Agreement or
any other Loan Document to the contrary, neither the Administrative Agent, any Agent, the Borrower nor any Lender shall institute or join any other person in instituting against Wood Street Funding Corporation, a Delaware corporation (and a Designating Bank, designated by PNC Bank) or against any similar conduit established by any other Designated Lender which has been designated by such Designated Lender as a Designating Bank, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the later to occur of the Expiration Date or the Term Loan Expiration Date.

                  10.11.4  FOREIGN ASSIGNEES AND PARTICIPANTS.

                  Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Administrative Agent the form of certificate described in
Section 10.17 relating to federal income tax withholding. Each Lender may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section
10.12 [Confidentiality].

                  10.11.5  ASSIGNMENTS BY LENDERS TO FEDERAL RESERVE Banks.

                  Notwithstanding any other provision in this Agreement, any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Notes (if any) and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower and the Administrative Agent. No such pledge or grant of a security interest shall release the transferor Lender of its obligations hereunder or under any other Loan Document.

            10.12 CONFIDENTIALITY.

                  10.12.1  GENERAL.

                  The Agents, the Administrative Agent and the Lenders each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agents, the Administrative Agent and the Lenders shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality,
(ii) to assignees and participants as contemplated by Section 10.11 [Successors and Assigns], (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower as permitted by applicable Law, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

                  10.12.2  SHARING INFORMATION WITH AFFILIATES OF THE LENDERS.

                  The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and the Borrower (on its own behalf and on behalf of its Subsidiaries) hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of Section 10.12.1 as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

            10.13  COUNTERPARTS.

            This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

            10.14  AGENT'S OR LENDER'S CONSENT.

            Whenever the Administrative Agent's, any Agent's or any Lender's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Administrative Agent, each Agent and each Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

            10.15  EXCEPTIONS.

            The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

            10.16  CONSENT TO FORUM; WAIVER OF JURY TRIAL.

            THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE BORROWER AT THE ADDRESS PROVIDED FOR IN SECTION 10.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. THE BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. THE BORROWER, THE AGENTS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

            10.17  TAX WITHHOLDING CLAUSE.

            Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Administrative Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Lender, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Lender, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Lender, assignee or participant required to deliver to the Borrower and the Administrative Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Lender which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Lender; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Administrative Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Administrative Agent). Each Lender, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrower and the Administrative Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, either certifying that such Lender, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Administrative Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Lender, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

            10.18  JOINDER OF GUARANTORS.

            Any Significant Subsidiary of the Borrower which is required to become a Guarantor pursuant to Section 7.2.6 [Subsidiaries, Partnerships and Joint Ventures] or any Subsidiary of the Borrower which is a member of the Arch Coal Group which has not previously executed a Guarantor Joinder but which desires to have a Letter of Credit issued for its benefit pursuant to Section
2.10.1 shall execute and deliver to the Administrative Agent (i) a Guarantor Joinder in substantially the form attached hereto as EXHIBIT 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; and (ii) documents in the forms described in Section 6.1 [First Loans and Letters of Credit] modified as appropriate to relate to such Subsidiary. With respect to Subsidiaries (other than Excluded Subsidiaries) which become Significant Subsidiaries, the Borrower shall deliver such Guarantor Joinder and related documents to the Administrative Agent within thirty (30) Business Days after the end of the fiscal quarter in which such Subsidiary of the Borrower becomes a Significant Subsidiary.


                            [SIGNATURE PAGES FOLLOW]

                 [SIGNATURE PAGE 1 OF 22 TO CREDIT AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.



ATTEST:                              ARCH COAL, INC.


By: /s/ Miriam Rogers Singer         By: /s/ Patrick A. Kriegshauser
    --------------------------           ------------------------------------
    Miriam Rogers Singer                 Patrick A. Kriegshauser
    Assistant Secretary                  Senior Vice President/Chief Financial
                                         Officer/Treasurer
[Seal]

                 [SIGNATURE PAGE 2 OF 22 TO CREDIT AGREEMENT]



                                      PNC BANK, NATIONAL ASSOCIATION,
                                      individually and as Administrative Agent and Agent



                                      By:    /s/ Richard L. Munsick
                                             --------------------------------
                                      Title: Vice President
                                             --------------------------------

       SIGNATURE PAGE 3 OF 22 TO THE ARCH COAL, INC. CREDIT AGREEMENT]



                                      MORGAN GUARANTY TRUST COMPANY OF
                                      NEW YORK, individually and as
                                      Syndication Agent


                                      By:    /s/ John M. Mikolay
                                             --------------------------------
                                      Title: John M. Mikolay, Vice President
                                             --------------------------------

       [SIGNATURE PAGE 4 OF 22 TO THE ARCH COAL, INC. CREDIT AGREEMENT]



                                      FIRST UNION NATIONAL BANK,
                                      individually and as Documentation Agent



                                      By:    /s/ Laurence M. Levy
                                             --------------------------------
                                      Title: Vice President
                                             --------------------------------

       [SIGNATURE PAGE 5 OF 22 TO THE ARCH COAL, INC. CREDIT AGREEMENT]



                                      NATIONSBANK, N.A.



                                      By:    /s/ Denise A. Smith
                                             --------------------------------
                                      Title: Senior Vice President
                                             --------------------------------

       [SIGNATURE PAGE 6 OF 22 TO THE ARCH COAL, INC. CREDIT AGREEMENT]



                                      BANK OF MONTREAL



                                      By:    /s/ Ian M. Plester
                                             --------------------------------
                                      Title: Ian M. Plester
                                             --------------------------------
                                             Director
                                             --------------------------------

        [SIGNATURE PAGE 7 OF 22 TO THE ARCH COAL, INC. CREDIT AGREEMENT]



                                      THE BANK OF NEW YORK



                                      By:    /s/ Nathan S. Howard
                                             --------------------------------
                                      Title: Nathan S. Howard
                                             --------------------------------
                                             Vice President
                                             --------------------------------

        [SIGNATURE PAGE 8 OF 22 TO THE ARCH COAL, INC. CREDIT AGREEMENT]



                                      THE BANK OF NOVA SCOTIA



                                      By:    /s/ F.C.H. Ashby
                                             --------------------------------
                                      Title: F.C.H. Ashby
                                             --------------------------------
                                             Senior Manager Loan Operations
                                             --------------------------------

        [SIGNATURE PAGE 9 OF 22 TO THE ARCH COAL, INC. CREDIT AGREEMENT]



                                      BARCLAYS BANK PLC



                                      By:    /s/ Carol A. Cowan
                                             --------------------------------
                                      Title: Carol A. Cowan
                                             --------------------------------
                                             Director
                                             --------------------------------

        [SIGNATURE PAGE 10 OF 22 TO THE ARCH COAL, INC. CREDIT AGREEMENT]



                                      THE CHASE MANHATTAN BANK



                                      By:    /s/ Michael D. Feist
                                             --------------------------------
                                      Title: Michael D. Feist
                                             --------------------------------
                                             Vice President
                                             --------------------------------

        [SIGNATURE PAGE 11 OF 22 TO THE ARCH COAL, INC. CREDIT AGREEMENT]



                                      THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                      CHICAGO BRANCH


                                      By:    /s/ Hajime Watanabe
                                             --------------------------------
                                      Title: Hajime Watanabe
                                             --------------------------------
                                             Deputy General Manager
                                             --------------------------------

      [SIGNATURE PAGE 12 OF 22 TO THE ARCH COAL, INC. CREDIT AGREEMENT]



                                      CREDIT LYONNAIS CHICAGO BRANCH



                                      By:    /s/ Sandra E. Horwitz
                                             --------------------------------
                                      Title: Sandra E. Horwitz
                                             --------------------------------
                                             Senior Vice President
                                             --------------------------------
                                             Midwest Regional Manager
                                             --------------------------------

      [SIGNATURE PAGE 13 OF 22 TO THE ARCH COAL, INC. CREDIT AGREEMENT]



                                      THE FIRST NATIONAL BANK OF CHICAGO



                                      By:    /s/ William V. Clifford
                                             --------------------------------
                                      Title: William V. Clifford
                                             --------------------------------
                                             Vice President
                                             --------------------------------

        [SIGNATURE PAGE 14 OF 22 TO THE ARCH COAL, INC. CREDIT AGREEMENT]



                              INTENTIONALLY OMITTED

        [SIGNATURE PAGE 15 OF 22 TO THE ARCH COAL, INC. CREDIT AGREEMENT]



                                      BANK ONE, KENTUCKY, NA



                                      By:    /s/ James A. Tutt
                                             --------------------------------
                                      Title: James A. Tutt
                                             --------------------------------
                                             Senior Vice President
                                             --------------------------------

        [SIGNATURE PAGE 16 OF 22 TO THE ARCH COAL, INC. CREDIT AGREEMENT]



                                      THE FUJI BANK, LIMITED



                                      By:    /s/ Peter L. Chinnici
                                             --------------------------------
                                      Title: Peter L. Chinnici
                                             --------------------------------
                                             Joint General Manager
                                             --------------------------------

        [SIGNATURE PAGE 17 OF 22 TO THE ARCH COAL, INC. CREDIT AGREEMENT]



                                      THE INDUSTRIAL BANK OF JAPAN,
                                      LIMITED



                                      By:    /s/ Walter Wolff
                                             --------------------------------
                                      Title: Senior Vice President
                                             --------------------------------
                                             Deputy General Manager
                                             --------------------------------

        [SIGNATURE PAGE 18 OF 22 TO THE ARCH COAL, INC. CREDIT AGREEMENT]



                                      MERCANTILE BANK NATIONAL ASSOCIATION



                                      By:    /s/ Stephen M. Reese
                                             --------------------------------
                                      Title: Stephen M. Reese
                                             --------------------------------
                                             Vice President
                                             --------------------------------

        [SIGNATURE PAGE 19 OF 22 TO THE ARCH COAL, INC. CREDIT AGREEMENT]



                                      ABN AMRO BANK, N.V.



                                      By:    /s/ Gregory D. Amoroso
                                             --------------------------------
                                      Title: Group Vice President
                                             --------------------------------

                                             /s/ Carrie A. Pence
                                             --------------------------------
                                             Carrie A. Pence, Vice President
                                             --------------------------------

        [SIGNATURE PAGE 20 OF 22 TO THE ARCH COAL, INC. CREDIT AGREEMENT]



                                      DRESDNER BANK AG NEW YORK BRANCH



                                      By:    /s/ Wayde Colquhoun
                                             ----------------------------------
                                      Title: Wayde Colquhoun, Vice President
                                             ----------------------------------

                                      By:    /s/ P. Douglas Sherrod
                                             ----------------------------------

                                      By:    P. Douglas Sherrod
                                             ----------------------------------
                                      Title: P. Douglas Sherrod, Vice President
                                             ----------------------------------

        [SIGNATURE PAGE 21 OF 22 TO THE ARCH COAL, INC. CREDIT AGREEMENT]



                                      BANK HAPOALIM B.M. PHILADELPHIA BRANCH



                                      By:    /s/ Carl Hopfinger
                                             --------------------------------
                                      Title: Vice President
                                             --------------------------------


                                      By:    /s/ F. J. McEntee
                                             --------------------------------
                                      Title: Vice President/Controller
                                             --------------------------------

        [SIGNATURE PAGE 22 OF 22 TO THE ARCH COAL, INC. CREDIT AGREEMENT]



                                      THE LONG-TERM CREDIT BANK OF JAPAN, LTD.



                                      By:    /s/ Richard E. Stahl
                                             --------------------------------
                                      Title: Executive Vice President
                                             --------------------------------